                                                                     EXHIBIT 2.3

                            CONTRIBUTION AGREEMENT

                                    between

                       Capstar Broadcasting Corporation

                                      and

                               ACN Holdings, LLC



                                  dated as of

                               February 19, 1999

                               TABLE OF CONTENTS
                               -----------------

                                                                            PAGE
                                                                            ----
                                   ARTICLE I

                                 DEFINED TERMS

1.1  Defined Terms.......................................................     2

                                  ARTICLE II

                            CONTRIBUTION OF ASSETS

2.1  Agreement to Contribute.............................................    12
2.2  Excluded Assets.....................................................    13
2.3  Issuance of Class A Units...........................................    14
2.4  Working Capital Adjustment..........................................    14
2.5  Acceptance of Assets As Is..........................................    18
2.6  Assumption of Liabilities and Obligations...........................    18
2.7  Deemed Assignment of Contracts......................................    19

                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES

3.1  Representations and Warranties of Capstar...........................    19
     (a)    Organization, Standing and Power.............................    19
     (b)    Power; Authority; and Enforceability.........................    19
     (c)    No Conflict; Required Filings and Consents...................    20
     (d)    Title and Sufficiency of Assets..............................    20
     (e)    Third Party Consents.........................................    21
     (f)    Affiliate Relationships......................................    21
     (g)    No Brokers...................................................    21
     (h)    MRR..........................................................    21
     (k)    No Other Representations and Warranties......................    21

3.2  Representations and Warranties of ACN Holdings......................    21
     (a)    Organization, Standing and Power.............................    21
     (b)    Power; Authority; and Enforceability.........................    22
     (c)    No Conflict; Required Filings and Consents...................    22
     (d)    Capitalization...............................................    23
     (e)    Financial Statements.........................................    23
     (f)    Absence of Certain Changes or Events.........................    23

     (g)    ABRY Investments..............................................   24
     (h)    Material Contracts............................................   24
     (i)    Pending and Completed Acquisitions............................   24
     (j)    MRR...........................................................   24
     (k)    Tax Matters...................................................   24
     (l)    No Brokers....................................................   25
     (m)    No Other Representations and Warranties.......................   25

                                  ARTICLE IV

                                   COVENANTS

4.1  Conduct of Business..................................................   25
4.2  Third Party Consents; Release of Liens...............................   27
4.3  Governmental Consents................................................   27
4.4  Membership Agreements................................................   28
4.5  Bridge Loan Conversion...............................................   28
4.6  Transaction Structure................................................   28
4.7  Employee Matters.....................................................   29
4.8  Access and Information...............................................   29
4.9  Notification of Certain Events.......................................   30
4.10 Public Announcements.................................................   30
4.11 Assistance...........................................................   30
4.12 MLP Merger Agreement.................................................   30
4.13 Additional Agreements................................................   31
4.14 Receivables..........................................................   31
4.15 Osborn Healthcare Division...........................................   31

                                   ARTICLE V

                              CLOSING CONDITIONS

5.1  Conditions to each Party's Obligations...............................   31
     (a)    No Injunctions or Restraints..................................   31
     (b)    No Action.....................................................   31
     (c)    Proceedings or Investigations.................................   32
     (d)    HSR Act.......................................................   32
     (e)    Governmental and Regulatory Consents..........................   32

5.2  Conditions to Obligations of Capstar.................................   32
     (a)    Representations and Warranties................................   32
     (b)    Performance of Obligations....................................   32
     (c)    Senior Lender Consent.........................................   32
     (e)    Legal Opinion.................................................   33
     (f)    Closing Deliveries............................................   33

5.3  Conditions to Obligation of ACN Holdings.............................   33

     (a)    Representations and Warranties................................   33
     (b)    Performance of Obligations....................................   33
     (c)    Third Party Consents..........................................   33
     (d)    Legal Opinion.................................................   33
     (e)    Closing Deliveries............................................   33

                                  ARTICLE VI

                                   CLOSINGS

6.1  Closings.............................................................   34
6.2  Actions to Occur at the First Closing................................   34
6.3  Actions to Occur at the Second Closing...............................   37

                                  ARTICLE VII

                                  TERMINATION

7.1  Termination..........................................................   39

                                 ARTICLE VIII

                                INDEMNIFICATION

8.1  Indemnification of ACN Holdings......................................   40
8.2  Indemnification of Capstar...........................................   40
8.3  Defense of Third-Party Claims........................................   40
8.4  Direct Claims........................................................   41
8.5  Limitation on Indemnification........................................   42

                                  ARTICLE IX

                                 MISCELLANEOUS

9.1  Survival of Representations and Warranties...........................   42
9.2  Fees and Expenses....................................................   42
9.3  Assignment; Amendment................................................   43
9.4  Waiver of Compliance.................................................   43
9.5  Specific Performance.................................................   43
9.6  Parties in Interest..................................................   43
9.7  Notices..............................................................   43
9.8  Entire Agreement.....................................................   44
9.9  Governing Law........................................................   44
9.10 Interpretation.......................................................   45
9.11 Counterparts.........................................................   45

9.12 Further Assurances...................................................   45
9.13 Severability.........................................................   45
9.14 No Liability.........................................................   45


Exhibits
--------

Exhibit A     --   Form of LLC Agreement
Exhibit B     --   Form of Omaha Lease Agreement
Exhibit C     --   Form of Registration Rights Agreement
Exhibit D     --   Form of SCA Lease Agreement
Exhibit E     --   Form of Securityholders Agreement
Exhibit F     --   Form of Bill of Sale and Assignment for the First Closing
Exhibit G     --   Form of Assumption Agreement for the First Closing
Exhibit H     --   Form of Bill of Sale and Assignment for the Second Closing
Exhibit I     --   Form of Assumption Agreement for the Second Closing

Schedules
---------

Schedule 1.1(jjj)   --    FCC Licenses
Schedule 1.1(xxx)   --    Leased Real Property
Schedule 1.1(kkkk)  --    Personal Property
Schedule 2.1        --    Assumed Contracts
Schedule 3.1(f)     --    Affiliate Relationships
Schedule 3.1(g)     --    MRR Calculation
Schedule 3.2(d)     --    Capitalization of ACN Holdings
Schedule 3.2(f)     --    Absence of Certain Changes or Events
Schedule 3.2(g)     --    Abry Investments
Schedule 3.2(h)     --    Material Contracts
Schedule 3.2(i)     --    Pending and Completed Acquisitions
Schedule 3.2(k)     --    Tax Matters
Schedule 4.1(b)     --    ACN Holdings Conduct of Business
Schedule 4.1(c)     --    Capstar Conduct of Business
Schedule 4.7(a)     --    Continuing Employees

                             CONTRIBUTION AGREEMENT


     This CONTRIBUTION AGREEMENT (this "Agreement") is made and entered into as
                                        ---------
of February 19, 1999, by and between Capstar Broadcasting Corporation, a Delaware corporation ("Capstar"), and ACN Holdings, LLC, a Delaware limited
                       -------
liability company ("ACN Holdings").
                    ------------

                                R E C I T A L S
                                - - - - - - - -

     A. Capstar desires to contribute, and ACN Holdings desires to accept and acquire those certain Assets (as hereinafter defined) in exchange for units representing a fractional part of the membership interests in ACN Holdings of all unitholders having the rights and obligations specified with respect to "Class A Units" in that certain Amended and Restated Limited Liability Company Agreement of ACN Holdings to be entered into by Capstar in substantially the form of Exhibit A attached hereto (the "LLC Agreement").
        ---------                       -------------

     B. The Assets of the Atlanta Muzak Franchise (as hereinafter defined) and of the Ft. Myers Muzak Franchise (as hereinafter defined) are currently owned by one or more Subsidiaries of Capstar and, upon the consummation of the Triathlon Acquisition (as hereinafter defined), the Assets of the Omaha Muzak Franchise (as hereinafter defined) shall be owned by one or more Subsidiaries of Capstar, and, immediately prior to each Closing (as hereinafter defined), the Assets to be contributed to ACN Holdings at such Closing will be distributed (each, a "Capstar Distribution") by the applicable Subsidiaries of Capstar to
          --------------------
Capstar via one or more property dividends so that Capstar may contribute such Assets to ACN Holdings at such Closing as provided herein.

     C. Immediately after each Closing, ACN Holdings will contribute the Assets received from Capstar at such Closing to Audio Communications Network, LLC, a Delaware limited liability company and wholly-owned subsidiary of ACN Holdings ("ACN") or to the successor entity of the MLP Merger (as hereinafter
           ---
defined), which will be a wholly-owned Subsidiary of ACN Holdings.

                              A G R E E M E N T S
                              - - - - - - - - - -

     NOW, THEREFORE, in consideration of the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE 1.

                                 DEFINED TERMS
                                 -------------

        1.1  Defined Terms.  The following terms shall have the following
             -------------
          meanings in this Agreement:

             (a)    "ABRY" means ABRY Broadcast Partners III, L.P.
                     ----

             (b)    "ACN" has the meaning set forth in Recital C. of this
                     ---
Agreement.

             (c)    "ACN Accountants" means the Boston, Massachusetts office of
                     ---------------
PricewaterhouseCoopers LLP.

             (d)    "ACN Documents" has the meaning set forth in Section 3.2(i).
                     -------------

             (e)    "ACN Estimated Closing Balance Sheet" has the meaning set
                     -----------------------------------
forth in Section 2.4(c).

             (f)    "ACN Holdings" has the meaning set forth in the first
                     ------------
paragraph of this Agreement.

             (g)    "ACN Indemnified Costs" means any and all damages, losses,
                     ---------------------
claims, liabilities, demands, charges, suits, penalties, costs, and expenses (including court costs and reasonable attorneys' fees and expenses incurred in investigating and preparing for any litigation or proceeding) that any of the ACN Indemnified Parties incurs and that arise out of (i) any breach or default by Capstar of any representation, warranty, covenant or agreement under this Agreement or any agreement or document executed in connection herewith, (ii) any obligations or liabilities of Capstar or any of its Subsidiaries (including under any contract or agreement) not expressly assumed by ACN Holdings pursuant to the terms hereof or (iii) any Employee Benefit Plan obligation.

             (h)    "ACN Indemnified Parties" means ACN Holdings and each
                     -----------------------
officer, director, employee, consultant, member, and Affiliate of ACN Holdings.

             (i)    "ACN MRR" means $1,385,600, which was determined as provided
                     -------
in Schedule 3.1(g).
   ---------------

             (j)    "ACN Working Capital Statement" has the meaning set forth in
                     -----------------------------
Section 2.4(g).

             (k)    "Affiliate" means, with respect to any person, any other
                     ---------
person controlling, controlled by or under common control with such person. For purposes of this definition and this

Agreement, the term "control" (and correlative terms) means the power, whether by contract, equity ownership or otherwise, to direct the policies or management of a person.

             (l)    "Agreement" has the meaning set forth in the first paragraph
                     ---------
of this Agreement.

             (m) "Assets" means all the tangible and intangible assets owned, leased or licensed by Capstar as of immediately prior to the applicable Closing Date (after giving effect to the applicable Capstar Distributions) that are principally used or held for principal use in connection with the business or operations of any of the Contributed Franchises, including the assets described in Section 2.1(b), but specifically excluding therefrom the Excluded Assets.

             (n)    "Assumed Contracts" means those Contracts set forth on
                     -----------------
Schedule 2.1 and all other contracts entered into or assumed by Capstar or any
------------
of its Subsidiaries in the ordinary course of business before or after the date of this Agreement that are principally used or held for principal use in connection with the business or operations of any of the Contributed Franchises.

             (o)    "Atlanta Muzak Franchise" means that certain business
                     -----------------------
consisting of the marketing and distribution of subscription music services through local franchises pursuant to those two certain Muzak License Agreements, each dated as of January 1, 1991, as amended, between Muzak Limited Partnership and Osborn Sound & Communications of Georgia, Inc., a predecessor entity to Osborn Entertainment.

             (p)    "Bridge Loan" means the $40,817,757.69 in principal amount
                     -----------
Promissory Note issued on October 6, 1998 by ACN to ABRY.

             (q)    "Bridge Loan Conversion" has the meaning set forth in
                     ----------------------
Section 4.5.

             (r)    "Bridge Loan Payment" has the meaning set forth in Section
                     -------------------
4.5.

             (s)    "business" means, with respect to Capstar, the business of
                     --------
the Atlanta Muzak Franchise and the Ft. Myers Muzak Franchise and, to the extent within Capstar's control, the Omaha Muzak Franchise.

             (t)    "Business Day" means any day, other than (i) a Saturday or
                     ------------
Sunday or (ii) a day on which commercial banks in New York, New York or Dallas, Texas are authorized or required to be closed.

             (u)    "Capstar" has the meaning set forth in the first paragraph
                     -------
of this Agreement.

             (v)    "Capstar Accountants" means the Austin, Texas office of
                     -------------------
PricewaterhouseCoopers LLP.

             (w)    "Capstar Atlanta-Ft. Myers MRR" means $356,900, which was
                     -----------------------------
determined as provided in Schedule 3.1(g).
                          ---------------

             (x)    "Capstar Atlanta-Ft. Myers MRR Ratio" means a fraction, the
                     -----------------------------------
numerator of which shall be the Capstar Atlanta-Ft. Myers MRR and the denominator of which shall be the sum of the ACN MRR and the Capstar Atlanta-Ft. Myers MRR.

             (y)    "Capstar Combined MRR Ratio" means a fraction, the numerator
                     --------------------------
of which shall be the sum of the Capstar Atlanta-Ft. Myers MRR and the Capstar Omaha MRR and the denominator of which shall be the sum of the ACN MRR, the Capstar Atlanta-Ft. Myers MRR and the Capstar Omaha MRR.

             (z)    "Capstar Credit Agreement" means the Credit Agreement dated
                     ------------------------
as of May 29, 1998, as amended, among Capstar Radio Broadcasting Partners, Inc. as the borrower, Capstar, Capstar Broadcasting Partners, Inc. and the financial institutions party thereto.

             (aa)   "Capstar Distribution" has the meaning set forth in Recital
                     --------------------
B. to this Agreement.

             (bb)   "Capstar Estimated First Closing Balance Sheet" has the
                     ---------------------------------------------
meaning set forth in Section 2.4(a).

             (cc)   "Capstar Estimated Second Closing Balance Sheet" has the
                     ----------------------------------------------
meaning set forth in Section 2.4(b).

             (dd)   "Capstar Estimated First Closing WC Target" means if the
                     -----------------------------------------
Omaha Muzak Franchise is contributed to ACN Holdings at the First Closing, then the amount equal to the quotient of the amount equal to the product of the Capstar Combined MRR Ratio multiplied times the Estimated ACN Working Capital
                           ----------------
divided by the amount equal to one (1) minus the Capstar Combined MRR Ratio or
----------                             -----
if the Omaha Muzak Franchise is not contributed to ACN Holdings at the First Closing, then the amount equal to the quotient of the amount equal to the product of the Capstar Atlanta-Ft. Myers MRR Ratio multiplied times the
                                                   ----------------
Estimated ACN Working Capital divided by the amount equal to one (1) minus the
                              ----------                             -----
Capstar Atlanta-Ft. Myers MRR Ratio.

             (ee) "Capstar Estimated Second Closing WC Target" means the amount equal to the quotient of the amount equal to the product of the Capstar Omaha MRR Ratio multiplied times the Estimated ACN Working Capital (or, if
                ----------------
determined, the Final ACN Working Capital) divided by the amount equal to one
                                           ----------
(1) minus the Capstar Omaha MRR Ratio.
    -----

             (ff)   "Capstar Final First Closing WC Target" means if the Omaha
                     -------------------------------------
Muzak Franchise is contributed to ACN Holdings at the First Closing, then the amount equal to the quotient of the amount equal to the product of the Capstar Combined MRR Ratio multiplied times the Final ACN Working Capital divided by the
                   ----------------                               ----------
amount equal to one (1) minus the Capstar Combined MRR Ratio or if the Omaha
                        -----
Muzak Franchise is not contributed to ACN Holdings at the First Closing, then the amount equal to the quotient of the amount equal to the product of the Capstar Atlanta-Ft. Myers MRR Ratio multiplied times the Final ACN Working
                                    ----------------
Capital divided by the amount equal to one (1) minus the Capstar Atlanta-Ft.
        ----------                             -----
Myers MRR Ratio.

             (gg)   "Capstar Final Second Closing WC Target" means the amount
                     --------------------------------------
equal to the quotient of the amount equal to the product of the Capstar Omaha MRR Ratio multiplied times the Final ACN Working Capital divided by the amount
          ----------------                               ----------
equal to one (1) minus the Capstar Omaha MRR Ratio.
                 -----

             (hh)   "Capstar Indemnified Costs" means any and all damages,
                     -------------------------
losses, claims, liabilities, demands, charges, suits, penalties, costs, and expenses (including court costs and reasonable attorneys' fees and expenses incurred in investigating and preparing for any litigation or proceeding) that any of the Capstar Indemnified Parties incurs and that arise out of any breach or default by ACN Holdings of any representation, warranty, covenant or agreement under this Agreement or any agreement or document executed in connection herewith, the items indemnified against pursuant to Section 4.11 and except in any Capstar Indemnified Party's capacity as a direct or indirect holder or owner of any equity securities of ACN Holdings (or any of its successors), the waiver by ACN Holdings of the conditions to Closing set forth in Section 5.3(c).

             (ii)   "Capstar Indemnified Parties" means Capstar and each
                     ---------------------------
officer, director, employee, consultant, member, and Affiliate of Capstar (other than ACN Holdings or any of its Subsidiaries).

             (jj)   "Capstar Omaha MRR" means $62,900, which was determined as
                     -----------------
provided in Schedule 3.1(g).
            ---------------

             (kk)   "Capstar Omaha MRR Ratio" means a fraction, the numerator of
                     -----------------------
which shall be the Capstar Omaha MRR and the denominator of which shall be the ACN MRR and the Capstar Omaha MRR.

             (ll)   "Capstar's Expenses" has the meaning set forth in Section
                     ------------------
9.2.

             (mm) "Capstar First Closing Working Capital Statement" has the meaning set forth in Section 2.4(f).

             (nn)   "Choses in Action" means a right to receive or recover
                     ----------------
property, debt, or damages on a cause of action principally related to the Assets or any of the Contributed Franchises, whether pending or not and whether arising in contract, tort or otherwise. The term shall include rights to indemnification, damages for breach of warranty or any other event or circumstance, judgments, settlements, and proceeds from judgments or settlements.

             (oo)   "Class A Unit" has the meaning set forth in Recital A. to
                     ------------
this Agreement.

             (pp)   "Closing" has the meaning set forth in Section 6.1.
                     -------

             (qq)   "Closing Date" has the meaning set forth in Section 6.1.
                     ------------

             (rr)   "Consents" means all governmental consents and approvals and
                     --------
all consents and approvals of third parties, in each case that are necessary in order to transfer the Assets to ACN Holdings and otherwise to consummate the transactions contemplated hereby.

             (ss)   "Continuing Employee" has the meaning set forth in Section
                     -------------------
4.7.

             (tt)   "Contracts" means all agreements, contracts, or other
                     ---------
binding commitments or arrangements, written or oral (including any amendments and other modifications thereto), to which Capstar or any of its Subsidiaries will be a party or otherwise bound as of the applicable Closing Date and which principally affect or principally relate to the Assets or the business or operations of any of the Contributed Franchises.

             (uu)   "Contributed Franchise Financial Statements" has the meaning
                     ------------------------------------------
set forth in Section 3.1(j).

             (vv)   "Contributed Franchises" means, collectively, the Atlanta
                     ----------------------
Muzak Franchise, the Ft. Myers Muzak Franchise and the Omaha Muzak Franchise.

             (ww)   "Contribution" has the meaning set forth in Section 2.1(a).
                     ------------

             (xx)   "Conversion Principal Amount" has the meaning set forth in
                     ---------------------------
Section 4.5.

             (yy)   "Cure Period" has the meaning set forth in Section
                     -----------
7.1(b)(i).

             (zz)   "Employee Benefit Plan" means any "employee benefit plan"
                     ---------------------
within the meaning of Section 3(3) of ERISA and any bonus, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, vacation, severance, disability, death benefit, hospitalization or insurance plan providing benefits to any present or former employee or contractor of Capstar or any member of the ERISA Group maintained by any such entity or as to which any such entity has any liability or obligation.

             (aaa)  "ERISA" means the Employee Retirement Income Security Act of
                     -----
1974, as amended.

             (bbb)  "ERISA Group" means the collective reference to Capstar and
                     -----------
any other trades or businesses under common control with Capstar within the meaning of Section 4001(b)(1) of ERISA.

             (ccc)  "Estimated ACN Working Capital" has the meaning set forth in
                     -----------------------------
Section 2.4(c).

             (ddd)  "Estimated First Closing Capstar Working Capital" has the
                     -----------------------------------------------
meaning set forth in Section 2.4(a).

             (eee)  "Estimated Second Closing Capstar Working Capital" has the
                     ------------------------------------------------
meaning set forth in Section 2.4(b).

             (fff)  "Exchange Act" means the Securities Exchange Act of 1934, as
                     ------------
amended.

             (ggg)  "Excluded Assets" has the meaning set forth in Section 2.2.
                     ---------------

             (hhh)  "FCC" means the Federal Communications Commission.
                     ---

             (iii)  "FCC Consents" has the meaning set forth in Section 4.3.
                     ------------

             (jjj)  "FCC Licenses" means all of the licenses, permits and other
                     ------------
authorizations issued by the FCC and all applications, if any, to the FCC relating to or used in the business or operations of the Contributed Franchises, including the licenses, permits and other authorizations issued by the FCC which are listed on Schedule 1.1(jjj) hereto, together with any pending applications
              -----------------
therefor and renewals, extensions or modifications thereof and any additions thereto between the date hereof and the applicable Closing Date.

             (kkk)  "Final ACN Balance Sheet" has the meaning set forth in
                     -----------------------
Section 2.4(g).

             (lll)  "Final First Closing Capstar Balance Sheet" has the meaning
                     -----------------------------------------
set forth in Section 2.4(f).

             (mmm)  "Final Second Closing Capstar Balance Sheet" has the meaning
                     ------------------------------------------
set forth in Section 2.4(i).

             (nnn)  "Final ACN Working Capital" has the meaning set forth in
                     -------------------------
Section 2.4(i).

             (ooo)  "Final First Closing Capstar Working Capital" has the
                     -------------------------------------------
meaning set forth in Section 2.4(i).

             (ppp)  "First Closing" has the meaning set forth in Section 6.1.
                     -------------

             (qqq)  "First Closing Date" has the meaning set forth in Section
                     ------------------
6.1.

             (rrr)  "Ft. Myers Muzak Franchise" means that certain business
                     -------------------------
consisting of the marketing and distribution of subscription music services through a local franchise pursuant to that certain Muzak License Agreement dated as of January 1, 1991, as amended, between Muzak Limited Partnership and Osborn Sound & Communications of Florida, Inc., a predecessor entity to Osborn Entertainment.

             (sss)  "GAAP" means generally accepted accounting principles in the
                     ----
United States.

             (ttt)  "Governmental Entity" means any governmental department,
                     -------------------
commission, board, bureau, agency, court or other instrumentality of the United States or any state, county, parish or municipality, jurisdiction, or other political subdivision thereof.

             (uuu)  "HSR Act" means the Hart-Scott-Rodino Antitrust Improvement
                     -------
Act of 1976, as amended.

             (vvv)  "Indemnified Parties" means the ACN Indemnified Parties or
                     -------------------
the Capstar Indemnified Parties, as applicable.

             (www)  "Intellectual Property" means (i) all patents, patent
                     ---------------------
applications and patent disclosures; all inventions (whether or not patentable and whether or not reduced to practice); (ii) all trademarks, service marks, trade names, logos, slogans, and Internet domain names, including, with respect to the Omaha Muzak Franchise, the trademark and trade name "Business Music Service," and all the goodwill associated with each of the foregoing; (iii) all mask works; (iv) all registered and unregistered statutory and common law copyrights; (v) all registrations, applications and renewals for any of the foregoing; and (vi) all trade secrets, confidential information, ideas, formulae, compositions, know-how, manufacturing and production processes and techniques, research information, drawings, specifications, designs, plans, improvements, proposals, technical and computer data, documentation and software, financial business and marketing plans, customer and supplier lists and related information and marketing materials, in the case of clauses (i) through (vi), principally relating to the business or operations of any of the Contributed Franchises.

             (xxx) "Leased Real Property" means all leasehold interests, easements, licenses, rights to access and rights-of-way which are solely used or held for sole use in the business and operations of the Contributed Franchises (excluding any use of any such leasehold interests, easements, licenses, rights to access and rights-of-way to the Osborn Healthcare Division of Capstar) including the leasehold interests leased pursuant to the leases listed on
Schedule 1.1(xxx) hereto, with any additions between the date hereof and the
-----------------
applicable Closing Date.

             (yyy) "Licenses" means the FCC Licenses and all Permits issued by any Governmental Entity and relating to or used or held for use in the business and operations of any of the Contributed Franchises, with any additions thereto between the date hereof and the applicable Closing Date.

             (zzz)  "Liens" means, collectively, all liens, pledges, claims,
                     -----
security interests, restrictions, mortgages, deeds of trust, tenancies, and other possessory interests, conditional sale or other title retention agreements, assessments, easements, rights of way, covenants, restrictions, rights of first refusal, defects in title, encroachments, and other burdens, options or encumbrances of any kind.

             (aaaa) "LLC Agreement" has the meaning set forth in Recital A. to
                     -------------
this Agreement.

             (bbbb) "Material Adverse Effect" means a material adverse effect on
                     -----------------------
the business, operations, properties (taken as a whole), condition (financial or otherwise), results of operations, assets (taken as a whole), liabilities, or prospects of (i) with respect to Capstar, the Contributed Franchises, taken as a whole, and (ii) with respect to ACN Holdings, ACN Holdings and its Subsidiaries, taken as a whole.

             (cccc) "MLP Merger" means the pending merger of Muzak Limited
                     ----------
Partnership with and into ACN pursuant to the MLP Merger Agreement.

             (dddd) "MLP Merger Agreement" means that certain Agreement and Plan
                     --------------------
of Merger dated as of January 29, 1999, among ACN Holdings, ACN, Muzak Limited Partnership, MLP Acquisition L.P., and Music Holdings Corp.

             (eeee) "Omaha Lease Agreement" means the Office Lease Agreement to
                     ---------------------
be entered into by and between an indirect wholly-owned subsidiary of Capstar and ACN or the successor entity of the MLP Merger, which will be a wholly-owned Subsidiary of ACN Holdings, in substantially the form attached as Exhibit B
                                                                  ---------
hereto.

             (ffff) "Omaha Muzak Franchise" means that certain business
                     ---------------------
consisting of the marketing and distribution of subscription music services through a local franchise pursuant to that certain Muzak License Agreement dated as of October 25, 1996, by and between Muzak Limited Partnership and Business Music Service, the business name of the Omaha Muzak Franchise.

             (gggg) "Osborn Entertainment" means Osborn Entertainment
                     --------------------
Enterprises Corporation, a Delaware corporation and indirect wholly-owned subsidiary of Capstar.

             (hhhh) "Permits" means permits, registrations, licenses,
                     -------
authorizations, and the like.

             (iiii) "Permitted Liens" means, with respect to any person, Liens
                     ---------------
for taxes, assessments or other governmental charges with reserve or levies that are not yet due or payable or that are being contested in good faith by such person in an appropriate proceeding, statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen, repairmen and other Liens imposed by law and on a basis consistent with past practice for amounts not yet due, Liens incurred or deposits made in the ordinary course of business and on a basis consistent with past practice in connection with workers' compensation, unemployment insurance or other types of social security, nonconsensual Liens incurred in the ordinary course of business and on a basis consistent with past practice securing obligations or liabilities which are not material individually or in the aggregate to the conduct of the business of such persons and prior to the applicable Closing, Liens related to or arising out of the Capstar Credit Agreement.

             (jjjj) "person" means an individual, corporation, limited liability
                     ------
company, partnership, joint venture, association, trust, unincorporated organization or other entity.

             (kkkk) "Personal Property" means all of the machinery, equipment,
                     -----------------
computer programs, computer software, tools, furniture, furnishings, leasehold improvements, office equipment, inventories, supplies, plant, spare parts, and other tangible or intangible personal property, whether owned or leased, which are principally used or held for principal use in the business or operations of any of the Contributed Franchises, including the personal property listed on
Schedule 1.1(kkkk) hereto, together with any additions thereto between the date
------------------
hereof and the Closing Date.

             (llll) "Referee" has the meaning set forth in Section 2.4(i).
                     -------

             (mmmm) "Registration Rights Agreement" means the Second Amended and
                     -----------------------------
Restated Registration Rights Agreement to be entered into at the First Closing among ACN Holdings, MEM Holdings, LLC, Capstar and the other parties named therein in substantially the form attached as Exhibit C hereto.
                                              ---------

             (nnnn) "SCA Lease Agreement" means the SCA Lease Agreement to be
                     -------------------
entered into by and between an indirect wholly-owned subsidiary of Capstar and ACN or to the successor entity of the MLP Merger, which will be a wholly-owned Subsidiary of ACN Holdings, in substantially the form attached as Exhibit D
                                                                  ---------
hereto.

             (oooo) "Second Closing" has the meaning set forth in Section 6.1.
                     --------------

             (pppp) "Second Closing Date" has the meaning set forth in Section
                     -------------------
6.1.

             (qqqq) "Securityholders Agreement" means the Securityholders
                     -------------------------
Agreement to be entered into at the First Closing among ACN Holdings, MEM Holdings, LLC and Capstar in substantially the form attached as Exhibit E
                                                                ---------
hereto.

             (rrrr) "Securities Act" means the Securities Act of 1933.
                     --------------

             (ssss) "Subsidiary" means, with respect to any person, any person
                     ----------
of which such person owns, directly or indirectly, fifty percent (50%) or more of the equity securities the holders of which are generally entitled to vote for the election of the board of directors or similar governing body of such person.

             (tttt) "Taxes" means taxes, charges, fees, imposts, levies,
                     -----
interest, penalties, additions to tax or other assessments or fees of any kind (including any such assessments or fees imposed upon a transferee or successor in interest to assets), including, but not limited to, income, corporate, capital, excise, property, sales, use, turnover, value added and franchise taxes, deductions, withholdings and customs duties, imposed by any Governmental Entity and any payments with respect thereto required under any tax-sharing agreement.

             (uuuu) "Triathlon Acquisition" means Capstar's pending acquisition
                     ---------------------
of Triathlon Broadcasting Company pursuant to that certain Agreement and Plan of Merger dated as of July 23, 1998, as amended, among Capstar Radio Broadcasting Partners, Inc., TBC Radio Acquisition Corp. and Triathlon Broadcasting Company.

             (vvvv) "Transaction Documents" means, collectively, this Agreement,
                     ---------------------
the LLC Agreement, the Registration Rights Agreement, the Securityholders Agreement, the Omaha Lease Agreement, the SCA Lease Agreement(s) and each other agreement, certificate or other instrument as is required to be executed and delivered in accordance herewith or therewith.

             (wwww)  "WC Adjustment Amount" means an amount equal to the sum of
                      --------------------
the WC Difference and the WC Target Difference, which sum shall be increased or decreased, as applicable, to give effect to any payment made by Capstar or ACN Holdings pursuant to Section 2.4(d), in the case of the First Closing, or
Section 2.4(e), in the case of the Second Closing.

             (xxxx)  "WC Difference" means (i) for the First Closing, an amount
                      -------------
equal to the Estimated First Closing Capstar Working Capital minus the Final First Closing Capstar Working Capital and (ii) for the Second Closing, an amount equal to the Estimated Second Closing Capstar Working Capital minus the Final Second Closing Capstar Working Capital.

             (yyyy)  "WC Target Difference" means (i) for the First Closing, an
                      --------------------
amount equal to the Capstar Final First Closing WC Target minus the Capstar Estimated First Closing WC Target and (ii) for the Second Closing, an amount equal to the Capstar Final Second Closing WC Target minus the Capstar Estimated Second Closing WC Target.

             (zzzz)  "Working Capital" means, as of the applicable date, with
                      ---------------
respect to each Contributed Franchise, without duplication, the sum of the current assets of the Contributed Franchise (excluding any current assets described in Section 2.2) minus the sum of the ordinary course current
                          -----
liabilities of the Contributed Franchise being assumed by ACN Holdings (including an appropriate reserve for any fees payable retroactively to Broadcast Music, Inc. under the Broadcast Music, Inc. Agreement referred to on
Schedule 2.1) and with respect to ACN Holdings and its Subsidiaries, without
------------
duplication, the sum of the current assets of ACN Holdings and its Subsidiaries of the business acquired from Audio Communications Network, Inc. and its Subsidiaries on October 6, 1998 (the "ACN Business"), pursuant to the Asset
                                      ------------
Purchase Agreement dated as of October 6, 1998, between ACN and DMA Holdings Statutory Trust (including in such amount any current assets of a nature similar to that described in Section 2.2(a)), minus the sum of the current liabilities
                                      -----
of ACN Holdings and its Subsidiaries of the ACN Business, excluding from such amount (i) any expenses incurred but not paid by ACN Holdings and its Subsidiaries in connection with the MLP Merger and any amounts payable to Capstar in accordance with Section 2.4 or 9.2 and (ii) all amounts payable under the Bridge Loan other than the Bridge Loan Payment, and the Bridge Loan Payment. Working Capital for ACN shall exclude intercompany receivables and payables. Except as otherwise provided herein, items included in the calculation of Working Capital shall be determined in accordance with GAAP.

                                  ARTICLE II

                             CONTRIBUTION OF ASSETS
                             ----------------------

      2.1    Agreement to Contribute.
             -----------------------

             (a) Subject to the terms and conditions set forth in this Agreement, Capstar shall contribute, assign, transfer and deliver to ACN Holdings, and ACN Holdings shall accept and acquire, at the times indicated below, all of the Assets (the "Contribution"):
                               ------------

                  (i) at the First Closing, all of the Assets of the Atlanta Muzak Franchise, the Ft. Myers Muzak Franchise and, if the Triathlon Acquisition has been consummated before the First Closing Date, the Omaha Muzak Franchise; and

                  (ii) at the Second Closing, all of the Assets of the Omaha Muzak Franchise if such Assets were not previously contributed to ACN Holdings at the First Closing.

             (b) The Assets to be assigned, transferred and delivered by Capstar hereunder shall include the following:

                  (i) All current assets of the Contributed Franchises as determined in accordance with GAAP;

                  (ii)   All Personal Property;

                  (iii)  All Leased Real Property;

                  (iv)   All Licenses;

                  (v)    All Assumed Contracts;

                  (vi)   All Intellectual Property;

                  (vii) Each Contributed Franchise's technical information and data, machinery and equipment warranties (to the extent such warranties are assignable), if any, maps, plans, diagrams, blueprints and schematics relating to such Contributed Franchise, if any, including filings with any Governmental Entity which relate to the Contributed Franchise, and goodwill relating to the foregoing;

                  (viii) All books and records principally relating to each Contributed Franchise, including (A) an executed copy of each Assumed Contract, or if no executed agreement exists, summaries of each Assumed Contract transferred pursuant to clause (v) above and (B) all records, if any, required by any Governmental Entity to be kept by a Contributed Franchise, subject to the right of Capstar to copy and have such books and records made reasonably available to Capstar for tax and other legitimate organization purposes for a period of four years after the applicable Closing;

                  (ix) To the extent assignable, all computer programs and software, and all rights and interests of Capstar in and to any computer programs and software principally used or held for principal use in connection with the business or operations of the Contributed Franchises;

                  (x)   All Choses in Action; and

                  (xi) All intangible assets of Capstar principally relating to the Contributed Franchises not specifically described above, including goodwill, and all other assets principally used or held for principal use in connection with the business or operations of the Contributed Franchises.

      2.2    Excluded Assets. The Excluded Assets shall consist of the
             ---------------
following:

             (a) Capstar's and its Subsidiaries' cash on hand and all other cash in any of Capstar's and its Subsidiaries' bank or savings accounts; notes receivable, letters of credit or other similar items of Capstar and its Subsidiaries; any stocks, bonds, certificates of deposit and similar investments of Capstar and its Subsidiaries; and any other cash equivalents of Capstar and its Subsidiaries;

             (b) Capstar's books and records relating to internal corporate matters and any other books and records not related to any Contributed Franchise or the business or operations of any Contributed Franchise;

             (c) Any claims, rights and interest of Capstar in and to any refunds of Taxes or fees of any nature whatsoever, which, in each case, relate solely to any period ending prior to the applicable Closing Date;

             (d) All Employee Benefit Plans and all assets or funds held in trust, or otherwise, associated with or used in connection with the Employee Benefit Plans;

             (e)  All Choses in Action, if any, relating to Taxes;

             (f) All tangible and intangible personal property disposed of or consumed in the ordinary course of business consistent with past practice between the date of this Agreement and the applicable Closing Date, or as otherwise permitted hereunder; and

             (g) Any collective bargaining agreement, any other Contract not included in the Assumed Contracts, and all Contracts that have terminated or expired prior to the applicable Closing Date in the ordinary course of business consistent with past practice and as otherwise permitted hereunder.

      2.3    Issuance of Class A Units.
             -------------------------

             (a) At the First Closing, ACN Holdings shall deliver to Capstar a certificate or certificates representing a number of Class A Units against Capstar's transfer to ACN Holdings of the Assets of the Atlanta Muzak Franchise and the Ft. Myers Muzak Franchise and, if applicable, the Omaha Muzak Franchise in exchange therefor. The number of Class A Units that Capstar shall be entitled to receive (without duplication) shall be such number of Class A Units as may be necessary to represent the Capstar Combined MRR Ratio of the number of fully-diluted Class A Units outstanding immediately after the First Closing and calculated after giving effect to (x) the issuance of additional Class A Units to MEM Holdings, LLC, Joseph Koff and David Unger as contemplated by Notes A, B, and C to Schedule 3.2(d), (y) the Bridge Loan Conversion and the issuance of
         ---------------
other Class A Units pursuant to Section 4.5 and (z) the issuance of Class A Units to Capstar hereunder (including the Class A Units which would be issued to Capstar if the Assets of the Omaha Muzak Franchise were transferred to ACN Holdings at the First Closing whether or not such Assets are transferred to ACN Holdings at the First Closing), but excluding from such fully-diluted Class A Units any Common Units (as defined in the LLC Agreement) issued or to be issued by ACN Holdings pursuant to Section 2.3 of the MLP Merger Agreement and any Class A Units issued or to be issued to William Boyd or any other employee of Muzak Limited Partnership (in the case of any other employee of Muzak Limited Partnership, after consultation with Capstar) as contemplated herein or in a schedule hereto; provided that if the Assets of the Omaha Muzak Franchise are not transferred to ACN Holdings at the First Closing, then the number of Class A Units otherwise issuable to Capstar under this Section 2.3(a) shall be reduced by the number of Class A Units related to the contribution of the Omaha Muzak Franchise.

             (b) At the Second Closing, if any, ACN Holdings shall deliver to Capstar a certificate or certificates representing a number of Class A Units against Capstar's transfer to ACN Holdings of the Assets of the Omaha Muzak Franchise in exchange therefor. The number of Class A Units that Capstar shall be entitled to receive shall equal the number of Class A Units that were withheld from issuance to Capstar at the First Closing because the Assets of the Omaha Muzak Franchise were not then contributed to ACN Holdings.

      2.4    Working Capital Adjustment.
             --------------------------

             (a) No later than the close of business on the fifth Business Day before the First Closing Date, Capstar shall deliver to ACN Holdings an estimated balance sheet, as of immediately prior to the First Closing Date, for the Contributed Franchises being contributed at the First Closing, which balance sheet shall only be required to reflect a reasonable, good faith estimate of the assets, liabilities and the other line items on the balance sheet included in the calculation of Working Capital for the Contributed Franchises being contributed at the First Closing, as of immediately prior to the First Closing Date (the "Capstar Estimated First Closing Balance Sheet"). Capstar (after good
           ---------------------------------------------
faith consultation with ACN Holdings and the Capstar Accountants) shall make a reasonable, good faith estimate of Working Capital for such Contributed Franchises based on the Capstar Estimated First Closing Balance Sheet ("Estimated First Closing Capstar Working Capital") as soon as reasonably
  -----------------------------------------------
practicable, but in no event later than the close of business on the third Business Day prior to the First Closing Date. The Estimated First Closing Capstar Working Capital shall be set forth in a written statement executed by Capstar (the execution and delivery of which shall not in any manner prejudice the rights of any party under this Agreement). The Capstar Estimated First Closing Balance Sheet shall be prepared by Capstar in accordance with GAAP, subject to adjustments that would be made after audit, except as otherwise contemplated by this Agreement. ACN Holdings shall, and ACN Holdings shall request the ACN Accountants, to consult in good faith with Capstar and the Capstar Accountants, when preparing the Capstar Estimated First Closing Balance Sheet.

            (b) If the Omaha Muzak Franchise is not contributed to ACN Holdings at the First Closing, then no later than the close of business on the fifth Business Day before the Second Closing Date, Capstar shall deliver to ACN Holdings an estimated balance sheet, as of immediately prior to the Second Closing Date, for the Omaha Muzak Franchise, which balance sheet shall only be required to reflect a reasonable, good faith estimate of the assets, liabilities and the other line items on the balance sheet included in the calculation of Working Capital for the Omaha Muzak Franchise to be contributed at the Second Closing, as of immediately prior to the Second Closing Date (the "Capstar
                                                                  -------
Estimated Second Closing Balance Sheet"). Capstar (after good faith consultation
--------------------------------------
with ACN Holdings and the Capstar Accountants) shall make a reasonable, good faith estimate of Working Capital for the Omaha Muzak Franchise based on the Capstar Estimated Second Closing Balance Sheet ("Estimated Second Closing
                                                 ------------------------
Capstar Working Capital") as soon as reasonably practicable, but in no event
-----------------------
later than the close of business on the third Business Day prior to the Second Closing Date. The Estimated Second Closing Capstar Working Capital shall be set forth in a written statement executed by Capstar (the execution and delivery of which shall not in any manner prejudice the rights of any party under this Agreement). The Capstar Estimated Second Closing Balance Sheet shall be prepared by Capstar in accordance with GAAP, subject to adjustments that would be made after audit, except as otherwise contemplated by this Agreement. ACN Holdings shall, and ACN Holdings shall request the ACN Accountants, to consult in good faith with Capstar and the Capstar Accountants, when preparing the Capstar Estimated Second Closing Balance Sheet.

             (c) No later than the close of business on the fifth Business Day before the First Closing Date, ACN Holdings shall deliver to Capstar an estimated balance sheet for ACN Holdings and its Subsidiaries as of immediately prior to the First Closing Date, which balance sheet shall only be required to reflect a reasonable, good faith estimate of the assets, liabilities and the other line items on the balance sheet included in the calculation of Working Capital for ACN Holdings and its Subsidiaries, as of immediately prior to the First Closing Date (except that such balance sheet shall reflect the Bridge Loan Payment) (the "ACN Estimated Closing Balance Sheet"). ACN Holdings (after good
               -----------------------------------
faith consultation with Capstar and the ACN Accountants) shall make a reasonable, good faith estimate of Working Capital for ACN Holdings and its Subsidiaries based on the ACN Estimated Closing Balance Sheet ("Estimated ACN
                                                                -------------
Working Capital") as soon as reasonably practicable, but in no event later than
---------------
the close of business on the third Business Day prior to the First Closing Date. The Estimated ACN Working Capital shall be set forth in a written statement executed by ACN Holdings (the execution and delivery of which shall not in any manner prejudice the rights of any party under this Agreement). The ACN Estimated Closing Balance Sheet shall be prepared by ACN in accordance with GAAP, subject to adjustments that would be made after audit, except as otherwise contemplated by this Agreement. Capstar shall, and Capstar shall request the Capstar Accountants, to consult in good faith with ACN Holdings and the ACN Accountants, when preparing the ACN Estimated Closing Balance Sheet.

             (d) At the First Closing, (i) if the Estimated First Closing Capstar Working Capital exceeds the Capstar Estimated First Closing WC Target, then ACN Holdings shall pay to Capstar an amount in cash equal to the amount of such excess and (ii) if the Capstar Estimated First Closing WC Target exceeds the Estimated First Closing Working Capital, then Capstar shall pay to ACN Holdings an amount in cash equal to the amount of such excess.

             (e) At the Second Closing, if any, (i) if the Estimated Second Closing Capstar Working Capital exceeds the Capstar Estimated Second Closing WC Target (or, if known, the Capstar Final Second Closing WC Target), then ACN Holdings shall pay to Capstar an amount in cash equal to the amount of such excess and (ii) if the Capstar Estimated Second Closing WC Target (or, if known, the Capstar Final Second Closing WC Target) exceeds the Estimated Second Closing Capstar Working Capital, then Capstar shall pay to ACN Holdings an amount in cash equal to the amount of such excess.

             (f) No later than thirty (30) days after the First Closing Date, ACN Holdings shall cause to be prepared and delivered to Capstar a balance sheet for the Contributed Franchises that were contributed at the First Closing as of immediately prior to the First Closing Date (but not giving effect to any payment made pursuant to Section 2.4(d)), which balance sheet shall only be required to reflect the assets, liabilities and the other line items on the balance sheet included in the calculation of Working Capital for the Contributed Franchises that were contributed to ACN Holdings at the First Closing, which shall be reviewed by the ACN Accountants (the "Final First Closing Capstar
                                               ---------------------------
Balance Sheet") which review shall include therein a statement of Working
--------------
Capital for such Contributed Franchises (the "Capstar First Closing Working
                                              -----------------------------
Capital Statement"). The Final First Closing Capstar Balance Sheet shall be
-----------------
prepared in accordance with GAAP, except as otherwise contemplated by this Agreement, and shall fairly present the financial position, as of immediately prior to the First Closing Date, of the Contributed Franchises that were contributed to ACN Holdings at the First Closing (but not giving effect to any payment made pursuant to Section 2.4(d)).

             (g) No later than thirty (30) days after the First Closing Date, ACN Holdings shall cause to be prepared and delivered to Capstar a balance sheet for ACN Holdings and its Subsidiaries as of immediately prior to the First Closing (except that such balance sheet shall reflect the Bridge Loan Payment), which balance sheet shall only be required to reflect the assets, liabilities and the other line items on the balance sheet included in the calculation of Working Capital for ACN Holdings and its Subsidiaries, which shall be reviewed by the ACN Accountants (the "Final ACN Balance Sheet") which review shall
                             ------------------------
include therein a statement of Working Capital for ACN Holdings and its Subsidiaries (the "ACN Working Capital Statement"). The Final ACN Balance Sheet
                   -----------------------------
shall be prepared in accordance with GAAP, except as otherwise contemplated by this Agreement, and shall fairly present the financial position of ACN Holdings and its Subsidiaries as of immediately prior to the First Closing (except that such balance sheet shall reflect the Bridge Loan Payment).

             (h) If the Omaha Muzak Franchise is not contributed to ACN Holdings at the First Closing, then no later than thirty (30) days after the Second Closing Date, ACN Holdings shall cause to be prepared and delivered to Capstar a balance sheet for the Omaha Muzak Franchise as of immediately prior to the Second Closing Date (but not giving effect to any payment made pursuant to Section 2.4(e)), which balance sheet shall only be required to reflect the assets, liabilities and the other line items on the balance sheet included in the calculation of Working Capital for the Omaha Muzak Franchise, which shall be reviewed by the ACN Accountants (the "Final Second Closing Capstar Balance Sheet") which review shall include therein
 ------------------------------------------
a statement of Working Capital for the Omaha Muzak Franchise (the "Capstar
                                                                   -------
Second Closing Working Capital Statement"). The Final Second Closing Capstar
----------------------------------------
Balance Sheet shall be prepared in accordance with GAAP, except as otherwise contemplated by this Agreement, and shall fairly present the financial position, as of immediately prior to the Second Closing Date, of the Omaha Muzak Franchise (but not giving effect to any payment made pursuant to Section 2.4(e)).

             (i) If within fifteen (15) days following delivery of each of the Capstar First Closing Working Capital Statement, the ACN Working Capital Statement and the Capstar Second Closing Working Capital Statement to Capstar, Capstar has not given ACN Holdings written notice of its objection to such statement (such notice must contain a statement describing, in reasonable detail, the amount in dispute and the basis of such objection), then the Working Capital reflected thereon shall be deemed final and conclusive and shall be the "Final First Closing Capstar Working Capital," the "Final ACN Working Capital"
 -------------------------------------------        -------------------------
and the "Final Second Closing Capstar Working Capital," respectively. If Capstar
         --------------------------------------------
gives such written notice of objection within such 15-day period, then, unless the parties reach an agreement with respect to the issues in dispute within 20 days after such notice, the issues in dispute will be submitted for resolution to a "big five" accounting firm to be selected jointly by Capstar and ACN Holdings within the following fifteen days (after such five day period) or, if they fail to agree, such accounting firm shall be the Seattle, Washington office of Deloitte & Touche (the "Referee"). The Referee shall determine the Final
                           -------
First Closing Capstar Working Capital, the Final ACN Working Capital and/or the Final Second Closing Capstar Working Capital, as the case may be, within thirty
(30) days after the dispute is submitted to it. If issues in dispute are submitted to the Referee for resolution, each party will furnish to the Referee such work papers and other documents and information relating to the disputed issues as the Referee may request and are available to that party or its subsidiaries (or its independent public accountants) and will be afforded the opportunity to present to the Referee any material relating to the determination of the Final First Closing Capstar Working Capital, the Final ACN Working Capital or the Final Second Closing Capstar Working Capital, as the case may be, and to discuss such determination with the Referee and the determination by the Referee of the Final First Closing Capstar Working Capital, the Final ACN Working Capital and the Final Second Closing Capstar Working Capital, as set forth in a written notice delivered to all parties by the Referee, will be binding and conclusive on the parties.

             (j) Within five Business Days after the final determination of the Final First Closing Capstar Working Capital and Final ACN Working Capital, (i) if the WC Adjustment Amount for the First Closing is a positive number, then Capstar shall pay to ACN Holdings an amount in cash equal to such WC Adjustment Amount and (ii) if the WC Adjustment Amount for the First Closing is a negative number, then ACN Holdings shall pay to Capstar an amount in cash equal to the absolute value of such WC Adjustment Amount.

             (k) Within five Business Days after the final determination of the Final ACN Working Capital and Final Second Closing Capstar Working Capital, (i) if the WC Adjustment Amount for the Second Closing is a positive number, then Capstar shall pay to ACN Holdings an amount in cash equal to such WC Adjustment Amount and (ii) if the WC Adjustment Amount for the Second Closing is a negative number, then ACN Holdings shall pay to Capstar an amount in cash equal to the absolute value of such WC Adjustment Amount.

             (l) Capstar and ACN Holdings agree to give each other reasonable access to relevant records, facilities and personnel of the other and, as applicable, to cause their respective auditors to permit the other party and its authorized representatives to examine all working papers, schedules and other documentation used or prepared by such auditors in regard to the calculations described in this Section 2.4; provided, however, that prior to the consummation
                               --------  -------
of the Triathlon Acquisition, such rights of access and to information shall be limited in respect of the Omaha Muzak Franchise to the contractual rights of access and to information regarding the Omaha Muzak Franchise that Capstar or an Affiliate thereof has with Triathlon Broadcasting Company.

      2.5    Acceptance of Assets As Is.  ACN Holdings shall accept from
             --------------------------
Capstar, and Capstar shall contribute the Assets free and clear of all Liens, except Permitted Liens, but otherwise AS IS, and, except as expressly provided herein, without any representation or warranty as to the condition, merchantability or suitability for a particular purpose of any of the Assets, and ACN Holdings acknowledges that Capstar, except as expressly provided herein, is not making any representation or warranty of any kind with respect thereto.

      2.6    Assumption of Liabilities and Obligations.  As of the applicable
             -----------------------------------------
Closing Date, ACN Holdings shall assume and undertake to pay, discharge and perform all current liabilities of the Contributed Franchises as determined in accordance with GAAP but only to the extent included in the Final First Closing Capstar Working Capital and/or the Final Second Closing Capstar Working Capital, as applicable, and the obligations and liabilities of Capstar under the Assumed Contracts, whether or not relating to the time period beginning on or arising out of events occurring on or after the applicable Closing Date. Notwithstanding the foregoing sentence, the following obligations and liabilities of Capstar and its Subsidiaries shall remain and be the obligation and liability solely of Capstar and its Subsidiaries: obligations or liabilities under any Contract not included in the Assumed Contracts, obligations or liabilities under any Assumed Contract for which a Consent, if required, has not been obtained as of the applicable Closing Date, and any unpaid Taxes or Employee Benefit Plan obligations. Other than as specified in the first sentence of this Section 2.6, ACN Holdings, directly or indirectly, shall assume no liabilities or obligations of Capstar and shall not be liable therefor. This Section 2.6 is not intended to and shall not benefit any person other than Capstar and ACN Holdings. Nothing in this Section 2.6 shall create or be construed as creating any third party beneficiary right in any person. Notwithstanding anything contained herein to the contrary, none of the liabilities or obligations to be assumed by ACN Holdings pursuant to the terms of this Agreement (including pursuant to the assumption of the obligations and liabilities under the Assumed Contracts) shall include any liabilities or obligations arising out of indebtedness for borrowed money, installment payment or deferred purchase price liabilities or obligations, liabilities or obligations evidenced by any note, bond, debenture or other debt security or capital lease liabilities or obligations.

      2.7    Deemed Assignment of Contracts.  To the extent that the assignment
             ------------------------------
hereunder of any of the Assumed Contracts shall require the Consent of any other party which has not been obtained (or in the event that any of the same shall be non-assignable), neither this Agreement nor any actions taken hereunder shall constitute an assignment or an agreement to assign if such assignment or attempted assignment would constitute a breach thereof or result in a loss or diminution thereof; provided, however, that Capstar shall cooperate, at ACN Holdings' expense, with ACN Holdings to establish a reasonable arrangement designed to provide ACN Holdings with the benefits and burdens of any Assumed Contract, including appointing ACN Holdings to act as its agent to perform all of Capstar's obligations under such Assumed Contract and to collect and promptly remit to ACN Holdings all compensation received by Capstar or any of its Subsidiaries pursuant to such Assumed Contract and to enforce, for the account and benefit of ACN Holdings, any and all rights of Capstar or any of its Subsidiaries against any other person arising out of the breach or cancellation of such Assumed Contract by such other person or otherwise (any and all of which arrangements shall constitute, as between the parties hereto, a deemed assignment or transfer); provided, that from and after Closing, Capstar shall have no liability to ACN Holdings in the event that any Assumed Contract requiring Consent to assignment hereunder (or which by its terms is non-assignable) is terminated. Upon transfer of the Assets to ACN, all references to ACN Holdings in this Section 2.7 shall thereafter refer to the successor entity of the MLP Merger.


                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

      3.1    Representations and Warranties of Capstar.  Capstar represents and
             -----------------------------------------
warrants to ACN Holdings as follows:

             (a)  Organization, Standing and Power.  Capstar is a corporation
                  --------------------------------
      duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease, and operate its properties and to carry on its business as now being conducted.

             (b)  Power; Authority; and Enforceability. Capstar has all
                  ------------------------------------
      requisite corporate power and authority to enter into each Transaction Document to which it is or will be a party and to consummate the transactions contemplated by each such Transaction Document. Capstar's execution, delivery and performance of each Transaction Document to which it is or will be a party has been duly and validly authorized by all necessary corporate action on the part of Capstar. Each Transaction Document to which Capstar is or will be a party has been duly executed and delivered or, when executed and delivered in accordance herewith or therewith, will be duly executed and delivered by Capstar and, assuming such Transaction Document constitutes or, upon execution and delivery, will constitute a valid and binding obligation of the other party(ies) thereto (if any), enforceable against Capstar in accordance with its terms, except to the extent that such enforcement may be subject to (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, (ii) general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether such enforcement is sought in a proceeding at law or in equity) and in the case of the Registration Rights Agreement, federal and state securities laws and public policy considerations as to any rights to indemnity or contribution thereunder.

             (c)  No Conflict; Required Filings and Consents. The execution and
                  ------------------------------------------
      delivery of the Transaction Documents by Capstar do not and the performance by Capstar of the transactions contemplated hereby or thereby will not, subject to obtaining the consents, approvals, authorizations, and permits and making the filings described in this Section 3.1(c),
      Section 4.2 or on Schedule 2.1, violate, conflict with, or result in any
                        ------------
      breach of any provision of Capstar's amended and restated certificate of incorporation or bylaws, except for the execution, delivery and performance of the Omaha Lease Agreement, violate, conflict with, or result in a violation or breach of, or constitute a default (with or without due notice or lapse of time or both) under, or permit the termination of, or result in the acceleration of, or entitle any party to accelerate any obligation, or result in the loss of any benefit, or give any person the right to require any security to be repurchased, or give rise to the creation of any Lien, upon any of the Assets under any of the terms, conditions, or provisions of any loan or credit agreement, note, bond, mortgage, indenture, or deed of trust, or any license, lease, agreement, or other instrument or obligation to which Capstar or any of its Subsidiaries is a party or by which or to which it or any of the Assets may be bound or subject, or violate any order, writ, judgment, injunction, decree, statute, law, rule, or regulation, of any Governmental Entity applicable to Capstar or any of its Subsidiaries or by which or to which any of the Assets is bound or subject, except as would not reasonably be expected to have a Material Adverse Effect with respect to the Contributed Franchises, taken as a whole, or materially impair the ability of Capstar to consummate the transactions contemplated by the Transaction Documents in accordance with the terms hereof and thereof. No Consent of any Governmental Entity is required by or with respect to Capstar in connection with the execution and delivery of this Agreement or any of the other Transaction Documents by Capstar or the consummation of the transactions contemplated hereby or thereby, except for (i) the filing of a premerger notification report under the HSR Act and the expiration or termination of any waiting period in connection therewith, (ii) the FCC Consents (as contemplated by Section 4.3 hereof) and notification to the FCC upon consummation of the transactions contemplated by this Agreement and (iii) applicable requirements, if any, of the Securities Act and the Exchange Act and the rules and regulations thereunder and state securities or blue sky laws.

             (d)  Title and Sufficiency of Assets.  Immediately prior to each
                  -------------------------------
      Closing, Capstar will have good title to, or a valid leasehold or license interest in, all of the Assets to be contributed to ACN Holdings at such Closing, and, at the applicable Closing, none of the Assets to be contributed to ACN Holdings at such Closing, will be subject to any Liens, except for Permitted Liens. The Assets and Excluded Assets include all assets that are principally used or held for principal use in the business or operations of the Contributed Franchises as currently conducted.

         (e)  Third Party Consents.  Schedule 2.1 identifies as to each Assumed
              --------------------   ------------
     Contract as of the date hereof whether the consent of the other party thereto is required to consummate the transactions contemplated hereby.

         (f)  Affiliate Relationships.  Except for the agreements listed on
              -----------------------
     Schedule 3.1(f), as of the date hereof there are no agreements or other
     ---------------
     arrangements involving any of the Contributed Franchises and Capstar or any of its Affiliates. True and complete copies of any such agreements have been provided to ACN Holdings, and, as of the date hereof, neither Capstar nor any of its Affiliates has entered into or agreed to any amendment or modification of or material waiver of rights under such agreements or arrangements.

         (g)  No Brokers.  No person acting on behalf of Capstar in connection
              ----------
     with the transactions contemplated herein or in any other Transaction Document is or will be entitled to any brokerage fee, commission, finder's fee or financial advisory fee, directly or indirectly, from Capstar.

         (h)  MRR.  The Capstar Atlanta-Ft. Myers MRR and the Capstar Omaha MRR
              ---
     reflect monthly recurring revenue earned in the ordinary course of business, excluding revenues which are distributed to other franchises, by the Contributed Franchises as of October 15, 1998.

         (i)  Employees.  None of the employees who are employed in the
              ---------
     operation of the Contributed Franchises are subject to any collective bargaining agreement or any similar type of agreement.

         (j)  Financial Statements.  Capstar has delivered to ACN Holdings
              --------------------
     copies of (i) the unaudited balance sheet of the Atlanta Muzak Franchise and the Ft. Myers Muzak Franchise as of December 31, 1998, (ii) the unaudited balance sheet of the Omaha Muzak Franchise as of December 31, 1998, and (iii) the unaudited statement of income of the Contributed Franchises for the year ending December 31, 1998 (collectively, the "Contributed Franchise Financial Statements"). The Contributed Franchise
      ------------------------------------------
     Financial Statements were prepared, in all material respects, in accordance with GAAP, consistently applied, subject to the absence of footnote disclosures and to normal year-end adjustments.

         (k)  No Other Representations and Warranties.  Except for the
              ---------------------------------------
     representations and warranties made by Capstar as expressly set forth in this Agreement or in any certificate or document delivered pursuant to this Agreement, neither Capstar nor any of its Affiliates has made and shall not be construed as having made to ACN Holdings or to any Affiliate thereof any representation or warranty of any kind.

     3.2. Representations and Warranties of ACN Holdings.  ACN Holdings
          ----------------------------------------------
represents and warrants to Capstar as follows:

         (a)  Organization, Standing and Power.  ACN Holdings is a limited
              --------------------------------
     liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own, lease, and operate its properties and to carry on its business as now being conducted.

          (b)  Power; Authority; and Enforceability.  ACN Holdings has all
               ------------------------------------
     requisite power and authority to enter into each Transaction Document to which it is or will be a party and to consummate the transactions contemplated by each such Transaction Document. ACN Holdings' execution, delivery and performance of each Transaction Document to which it is or will be a party has been duly and validly authorized by all necessary limited liability company action on the part of ACN Holdings. Each Transaction Document to which ACN Holdings is or will be a party has been duly executed and delivered or, when executed and delivered in accordance herewith or therewith, will be duly executed and delivered by ACN Holdings and, assuming such Transaction Document constitutes or, upon execution and delivery, will constitute a valid and binding obligation of the other party(ies) thereto (if any), enforceable against ACN Holdings in accordance with its terms, except to the extent that such enforcement may be subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether such enforcement is sought in a proceeding at law or in equity) and in the case of the Registration Rights Agreement, federal and state securities laws and public policy considerations as to any rights to indemnity or contribution thereunder.

          (c)  No Conflict; Required Filings and Consents.   The execution and
               ------------------------------------------
     delivery of the Transaction Documents by ACN Holdings do not and the performance by ACN Holdings of the transactions contemplated hereby or thereby will not, subject to obtaining the consents, approvals, authorizations, and permits and making the filings described in this
     Section 3.2(c), (i) violate, conflict with, or result in any breach of any provision of ACN Holdings' certificate of formation, limited liability company agreement, members agreement or other constitutive documents, (ii) violate, conflict with, or result in a violation or breach of, or constitute a default (with or without due notice or lapse of time or both) under, or permit the termination of, or result in the acceleration of, or entitle any party to accelerate any obligation, or result in the loss of any benefit, or give any person the right to require any security to be repurchased, or give rise to the creation of any Lien, upon any of the properties of ACN Holdings or any of its Subsidiaries under any of the terms, conditions, or provisions of any loan or credit agreement, note, bond, mortgage, indenture, or deed of trust, or any license, lease, agreement, or other instrument or obligation to which ACN Holdings or any of its Subsidiaries is a party or by which or to which it or any of its properties may be bound or subject, or (iii) violate any order, writ, judgment, injunction, decree, statute, law, rule, or regulation, of any Governmental Entity applicable to ACN Holdings or any of its Subsidiaries or by which or to which any of its properties is bound or subject, except as would not reasonably be expected to (A) have a Material Adverse Effect with respect to ACN Holdings and its Subsidiaries, taken as a whole or (B) materially impair the ability of ACN Holdings to consummate the transactions contemplated by the Transaction Documents in accordance with the terms hereof and thereof. No Consent of any Governmental Entity is required by or with respect to ACN Holdings in connection with the execution and delivery of this Agreement or any of the other Transaction Documents by ACN Holdings or the consummation of the transactions contemplated hereby or thereby, except for (i) the filing of a premerger notification report under the HSR Act and the expiration or termination of any waiting period in connection therewith, (ii) the FCC Consents (as contemplated by Section 4.3 hereof) and notification to the FCC upon consummation of the transactions contemplated by this Agreement and (iii) applicable requirements, if any, of the Securities Act and the Exchange Act and the rules and regulations thereunder and state securities or blue sky laws.

          (d)  Capitalization.  The capitalization of ACN Holdings immediately
               --------------
     after the First Closing and assuming the closing of the MLP Merger has occurred shall be as set forth on Schedule 3.2(d) hereto. Except as
                                       ---------------
     expressly provided in this Agreement and except for the Transaction Documents and the ACN Documents (as herein defined), as of the date hereof, there is no existing option, warrant, call, right, commitment or other agreement to which ACN Holdings or any of its Affiliates is a party requiring, and there is no membership interest or other equity security of ACN Holdings outstanding which upon conversion or exchange would require, the issuance by ACN Holdings or any of its Affiliates of any additional membership interests or other equity securities of ACN Holdings or ACN or other securities convertible into, exchangeable for or evidencing the rights to subscribe for or purchase, a membership interest or other equity security of ACN Holdings or ACN. The Class A Units issuable to Capstar pursuant to the terms hereof, when issued, will be duly authorized, validly issued, fully paid and nonassessable; will not be issued in violation of any preemptive or similar rights; and, upon execution and delivery to the Secretary of ACN Holdings of the LLC Agreement or a written undertaking to be bound by the terms and conditions of the LLC Agreement, Capstar will be a member of ACN Holdings and deemed listed as such on the books and records of ACN Holdings.

          (e)  Financial Statements.  ACN Holdings has delivered to Capstar
               --------------------
     copies of the unaudited balance sheet of ACN as of December 31, 1998, together with the unaudited statement of operations of ACN for the period from October 7, 1998 through December 31, 1998 (collectively, the "ACN
                                                                        ---
     Financial Statements"). The ACN Financial Statements were prepared, in all
     --------------------
     material respects, in accordance with GAAP, consistently applied, subject to the absence of footnote disclosures and to normal year-end adjustments.

          (f)  Absence of Certain Changes or Events.  ACN Holdings and ACN were
               ------------------------------------
     organized for the purpose of acquiring the assets formerly of Audio Communications Network, Inc. and its Subsidiaries pursuant to the terms and conditions of the Asset Purchase Agreement dated as of October 6, 1998, between ACN and DMA Holdings Statutory Trust, and prior to the consummation of such acquisition neither ACN Holdings nor ACN were engaged in any other business or operating activities. Since October 6, 1998 to the date hereof, except as set forth on Schedule 3.2(f) or as contemplated by this
                            ---------------
     Agreement, neither ACN Holdings nor ACN has done any of the following:

               (i) (A) declared, set aside or paid any distributions (whether in cash, equity securities or other property) in respect of its membership interests or other equity securities; or (B) except from current or former employees of ACN Holdings or ACN, redeemed, purchased or otherwise acquired any of its membership interests or other equity securities or any other securities or obligations convertible into or exercisable or exchangeable for any such membership interests or equity securities;

               (ii) entered into any material transaction with ABRY, its partners or employees or any of their respective Affiliates (other than David Unger, Joseph Koff, ACN Holdings or any of ACN Holdings' Subsidiaries); or

               (iii) incurred any indebtedness for borrowed money or issued any debt securities or assumed, granted, guaranteed or endorsed, or otherwise as an accommodation become responsible for, the obligations of any person, or made any loans or advances (other than advances of expenses to employees in the ordinary course of business) of cash in excess of $100,000 in the aggregate.

          (g)  ABRY Investments.  Schedule 3.2(g) sets forth all equity or debt
               ----------------   ---------------
     investments made by ABRY and its Affiliates (other than David Unger, Joseph Koff, ACN Holdings or any of ACN Holdings' Subsidiaries) in ACN Holdings and ACN through the date hereof.

          (h)  Material Contracts.  Except for the agreements on Schedule 3.2(h)
               ------------------                                ---------------
     and the Transaction Documents (collectively, the "ACN Documents"), as of
                                                       -------------
     the date hereof there are no agreements or other arrangements with respect to the voting, sale or transfer of any membership interests or other equity securities of ACN Holdings or ACN to which ACN Holdings, ACN or, to the knowledge of ACN Holdings, any member of ACN Holdings is a party. True and complete copies of the ACN Documents have been provided to Capstar, and, as of the date hereof, neither ACN Holdings nor ACN has entered into or agreed to any amendment or modification of or material waiver of rights under, except as expressly provided in the MLP Merger Agreement, as expressly provided herein or as set forth on Schedule 3.2(h), the ACN Documents.
                                        ---------------

          (i)  Pending and Completed Acquisitions.  Schedule 3.2(i) sets forth a
               ----------------------------------   ---------------
     true and complete list of all pending and completed acquisitions of Muzak franchises (other than the MLP Merger) since October 6, 1998 to the date hereof, including the cash purchase price and transaction costs incurred or expected to be incurred in connection therewith (the "Acquisition Costs").
                                                           -----------------

          (j)  MRR.  The ACN MRR reflects monthly recurring revenue earned in
               ---
     the ordinary course of business, excluding revenues which are distributed to other franchises, by ACN as of October 15, 1998.

          (k)  Tax Matters.  Except as set forth on Schedule 3.2(k), (i) all
               -----------                          ---------------
     material returns, statements, reports and forms relating to Taxes required to be filed with any taxing authority by, or with respect to ACN Holdings and/or ACN (collectively, the "ACN Returns") have been duly and timely filed in accordance with applicable laws; (ii) ACN Holdings and/or ACN have timely paid all material Taxes due and payable, whether or not shown on any ACN Return, and the ACN Returns, in all material respects, currently and completely reflect the income, business, assets, operations, activities and the status of ACN Holdings and ACN; (iii) ACN Holdings and ACN have made, in all material respects, provision for all Taxes payable by ACN Holdings and/or ACN for which no ACN Return has yet been filed; (iv) as of the date hereof, there are no material Liens for Taxes upon any property or asset of ACN Holdings or ACN, except for Liens for Taxes not yet due or with respect to matters being contested by ACN Holdings or ACN in good faith; (v) the charges, accruals and reserves for Taxes with respect to ACN Holdings and ACN as reflected in the ACN Financial Statements were adequate under GAAP to cover the liabilities for Taxes accruing through the date thereof; and (vi) as of the date hereof, there is no action, suit, proceeding, audit or claim now proposed or pending against or with respect to ACN Holdings or ACN in respect of any Tax where there is a reasonable possibility of an adverse determination which could reasonably be expected to have a Material Adverse Effect with respect to ACN Holdings and its Subsidiaries, taken as a whole.

          (l)  No Brokers.  No person acting on behalf of ACN Holdings or any of
               ----------
     its Affiliates in connection with the transactions contemplated herein or in any other Transaction Document is or will be entitled to any brokerage fee, commission, finder's fee or financial advisory fee, directly or indirectly, from ACN Holdings.

          (m)  No Other Representations and Warranties.  Except for the
               ---------------------------------------
     representations and warranties made by ACN Holdings as expressly set forth in this Agreement or in any certificate or document delivered pursuant to this Agreement, neither ACN Holdings nor any of its Affiliates has made and shall not be construed as having made to Capstar or to any Affiliate thereof any representation or warranty of any kind.


                                  ARTICLE IV.

                                   COVENANTS
                                   ---------

     4.1  Conduct of Business.
          -------------------

          (a) Except as contemplated by this Agreement or to the extent that Capstar or ACN Holdings, as the case may be, shall otherwise consent in writing (which consent shall not be unreasonably withheld), (x) from the date of this Agreement until the First Closing, Capstar and ACN Holdings shall, and shall cause their Subsidiaries to, carry on their respective businesses in the ordinary course of business consistent with past practice and (y) from the date of the consummation of the Triathlon Acquisition until the Closing in which Capstar contributes the Assets of the Omaha Muzak Franchise to ACN Holdings, Capstar shall and shall cause its Subsidiaries to carry on the business of the Omaha Muzak Franchise in the ordinary course of business consistent with past practice.

          (b)  Except as set forth on Schedules 3.2(f) and 4.1(b) or as
                                      ----------------     ------
otherwise contemplated by this Agreement or the MLP Merger Agreement or to the extent that Capstar shall otherwise consent in writing (which consent shall not be unreasonably withheld), from the date of this Agreement until the First Closing, ACN Holdings covenants and agrees that it shall not and it shall cause its Subsidiaries not to:

               (i) declare, set aside or pay any dividends or distributions (whether in cash, equity securities, membership interests or other property) in respect of its capital stock, membership interests or equity securities; redeem, purchase or otherwise acquire any of its capital stock, membership interests or equity securities or any other securities or obligations convertible into or exercisable or exchangeable for any such capital stock, membership interests or equity securities; issue, sell or encumber any of its capital stock, membership interests or equity securities or any securities or obligations convertible into or exercisable or exchangeable for any such capital stock, membership interests or equity securities; and sell, assign, transfer, lease or otherwise dispose of any assets other than the sale of inventory in the ordinary course of business, except in connection with the sale or other disposition or replacement of used or obsolete equipment in the ordinary course of business consistent with past practice;

               (ii) except in connection with the financing of the transactions contemplated by the MLP Merger Agreement, mortgage, pledge, or subject to any material Lien, other than Permitted Liens, any of the assets of its business;

               (iii) except in connection with the financing of the transactions contemplated by the MLP Merger Agreement, incur any indebtedness for borrowed money or issue any debt securities or assume, grant, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances (other than advances of expenses to employees in the ordinary course of business) of cash in excess of $100,000 in the aggregate;

               (iv) except in the ordinary course of business consistent with past practice, take any action with the intention of causing a material reduction in capital expenditures;

               (v) finance the MLP Merger with other than borrowings under additional long-term indebtedness of ACN Holdings or any of its Subsidiaries;

               (vi) enter into any material transaction with ABRY, its partners or employees or any of their respective Affiliates (other than ACN Holdings or any of ACN Holdings' Subsidiaries); or

               (vii) agree in writing or otherwise take any action inconsistent with any of the foregoing.

          (c)  Except as set forth on Schedule 4.1(c) or as otherwise
                                      ---------------
contemplated by this Agreement or to the extent that ACN Holdings shall otherwise consent in writing (which consent shall not be unreasonably withheld),
(x) from the date of this Agreement until the First Closing, Capstar covenants and agrees that, with respect to the businesses of the Atlanta Muzak Franchise and the Ft. Myers Muzak Franchise and (y) from the date of the consummation of the Triathlon

Acquisition until the Closing in which Capstar contributes the Assets of the Omaha Muzak Franchise to ACN Holdings, it shall not and it shall cause its Subsidiaries not to:

               (i) sell, assign, transfer, lease or otherwise dispose of any assets other than the sale of inventory in the ordinary course of business, except in connection with the sale or other disposition or replacement of used or obsolete equipment in the ordinary course of business consistent with past practice;

               (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, grant, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans, advances (other than advances of expenses to employees in the ordinary course of business) or distributions of cash;

               (iii) except in the ordinary course of business consistent with past practice, take any action with the intention of causing a material reduction in capital expenditures;

               (iv)  enter into any transaction with an Affiliate; or

               (v) agree in writing or otherwise take any action inconsistent with any of the foregoing.

     4.2. Third Party Consents; Release of Liens.  After the date hereof and
          --------------------------------------
prior to each Closing, Capstar shall use all commercially reasonable efforts to obtain the written Consent from any party to an agreement or instrument identified in Schedule 2.1 or any other Assumed Contract which is required to
              ------------
permit the consummation of the transactions contemplated by such Closing and the release of all Liens on the Assets to be transferred to ACN Holdings pursuant to such Closing, including those related to or arising out of the Capstar Credit Agreement, except Permitted Liens. As promptly as reasonably practicable after the date hereof and prior to the First Closing, Capstar shall use commercially reasonable efforts to obtain any Consent required under the Capstar Credit Agreement in order to consummate the transactions contemplated hereby.

     4.3. Governmental Consents.  Promptly following the execution of this
          ---------------------
Agreement, the parties shall proceed to prepare and file with the appropriate Governmental Entities such requests, reports, or notifications as may be required in connection with this Agreement and shall diligently and expeditiously prosecute, and shall cooperate fully with each other in the prosecution of, such matters. Without limiting the foregoing, promptly following the execution of this Agreement, the parties (a) shall file with the Federal Trade Commission and the Antitrust Division of the Department of Justice the notifications and other information (if any) required to be filed under the HSR Act with respect to the transactions contemplated hereby and shall use their commercially reasonable efforts to cause all applicable waiting periods under the HSR Act to expire or be terminated as of the earliest possible date, (c) file with the FCC all necessary applications to permit the transfer of the FCC Licenses to ACN and shall use their commercially reasonable efforts to diligently prosecute such applications and obtain the FCC's consent to transfer the FCC Licenses to ACN (the "FCC Consents") and (c) make all necessary filings
                              ------------
and, thereafter, make any other
required submissions with respect to the transactions contemplated hereby under the Securities Act and the rules and regulations thereunder and any other applicable federal or state securities laws. Each party hereto shall provide the other party copies of all applications in advance of filing or submission of such applications to any Governmental Entity in connection with this Agreement.

     4.4. Membership Agreements.  At the First Closing,
          ---------------------

          (a) Capstar shall execute and deliver to ACN Holdings and ACN Holdings shall cause there to be executed and delivered to Capstar by each party thereto other than Capstar, the LLC Agreement, or if the LLC Agreement has been executed and delivered previously to ACN Holdings by the other parties to the LLC Agreement, then Capstar and ACN Holdings shall execute and deliver to each other a written joinder to the LLC Agreement in substantially the form attached as Exhibit C to the LLC Agreement.

          (b) Capstar shall execute and deliver to ACN Holdings and ACN Holdings shall execute and deliver and cause there to be executed and delivered to Capstar by each party thereto other than Capstar, the Securityholders Agreement.

          (c) Capstar shall execute and deliver to ACN Holdings and ACN Holdings shall execute and deliver and cause there to be executed and delivered to Capstar by the parties thereto that are required for such agreement to be a valid and binding obligation of ACN Holdings with respect to Capstar, the Registration Rights Agreement.

     4.5  Bridge Loan Conversion.  At the First Closing, ACN Holdings shall
          ----------------------
directly or indirectly convert into Class A Units (the "Bridge Loan Conversion")
                                                        ----------------------
an amount of the then outstanding principal amount of the Bridge Loan (such amount, the "Conversion Principal Amount") equal to (x) the principal amount of
             ---------------------------
the Bridge Loan then outstanding minus (y) the sum of (i) the Acquisition Costs
                                 -----
and (ii) any cash payment to be made at the First Closing to ABRY in excess of the Acquisition Costs in partial payment of principal then outstanding on the Bridge Loan (the "Bridge Loan Payment"), and ACN Holdings shall cause all
                  -------------------
interest accrued on the Conversion Principal Amount from October 6, 1998 through and including the date of the Bridge Loan Conversion to be discharged in exchange for the payment in kind by ACN Holdings of Class A Units on the capital contributions represented (or deemed to be represented) by the Bridge Loan Conversion in satisfaction of the 15% annual "yield" thereon as described in clause (z) of Note A on Schedule 3.2(d). ACN Holdings shall notify Capstar in
                        ---------------
writing of the amount of the Bridge Loan Payment at least five Business Days prior to the First Closing.

     4.6  Transaction Structure.  The parties hereto acknowledge and agree that
          ---------------------
this Agreement contemplates that the First Closing shall occur contemporaneously with the consummation of the MLP Merger. Accordingly, the parties agree that if the First Closing does not occur contemporaneously with the consummation of the MLP Merger, then the parties hereto shall negotiate in good faith with each other to amend this Agreement in accordance with Section 9.3, such that the parties hereto shall receive substantially similar rights and benefits, economic or otherwise, as contemplated hereby.

     4.7  Employee Matters.
          ----------------

          (a) At the applicable Closing, ACN Holdings and its Subsidiaries shall extend an offer of employment to each employee of Capstar who is solely or in part employed by Capstar or any of its Subsidiaries as of the applicable Closing Date in the operation of the Contributed Franchises being contributed at such Closing (each a "Continuing Employee"); provided, however, that nothing in
                      -------------------
this Agreement shall limit ACN Holdings or any of its Subsidiaries' right to terminate any Continuing Employee after the applicable Closing. The terms and conditions of each employment offer shall, in the aggregate, be at least substantially as favorable to the Continuing Employee as the terms and conditions of employment of such Continuing Employee preceding the applicable Closing Date. Schedule 4.7(a) sets forth a list of the Continuing Employees as
              ---------------
of the date hereof.

          (b) ACN Holdings shall take such action as may be necessary so that on and after the applicable Closing, Continuing Employees shall be provided employee benefits, plans and programs (including but not limited to incentive compensation, deferred compensation, pension, life insurance, medical), profit sharing (including 401(k), severance, salary continuation and fringe benefits), which are no less favorable in the aggregate than those generally available to similarly situated employees of ACN Holdings and its Subsidiaries. Each such plan, arrangement or policy shall be offered to the Continuing Employees (and, if applicable, their dependents) with recognition for period of service under corresponding benefit plans of Capstar and its Subsidiaries prior to the applicable Closing for purposes of eligibility, vesting, any waiting period, pre-existing conditions or insurability (other than any waiting period, pre-existing conditions of lack of insurability that constituted a restriction or limitation with respect to the benefits available to a Continuing Employee immediately prior to the applicable Closing), and ACN Holdings and its Subsidiaries shall credit the Continuing Employees with any co-payments or deductibles satisfied in the current plan year to the same extent as if such amounts had been paid under such plan, arrangement or policy. Capstar and its Subsidiaries shall fully vest each Continuing Employee in his or her accrued benefits under each Employee Benefit Plan under which such Continuing Employee participated prior to the Closing Date.

          (c) ACN Holdings shall permit and, as applicable, shall cause its Subsidiaries to permit, each Continuing Employee to retain and take any paid vacation days accrued but not taken or lost under Capstar's and its Subsidiaries' vacation policies prior to the applicable Closing.

     4.8  Access and Information.   Until the First Closing, each party hereto
          ----------------------
shall afford to the other party hereto and its representatives (including accountants and counsel) and until the Second Closing, Capstar shall afford ACN Holdings and its representatives (including accountants and counsel), in each case, full access, during normal business hours, upon reasonable notice and in such manner as will not unreasonably interfere with the conduct of the business of the party, to all properties, books, and records of the party and all other information with respect to its business, together with the opportunity to make copies of such books, records, and other documents and to discuss the business of the party with such officers, directors, accountants, consultants, and counsel for the party as the other party deems reasonably necessary or appropriate for the purposes of familiarizing itself with the party and its business. In furtherance of the foregoing, the party shall authorize and instruct its independent public accountants to meet with the other party and its representatives, including the other party's independent public accountants, to discuss the business and accounts of the party. Prior to the consummation of the Triathlon Acquisition, the rights of access and to information provided in this Section 4.8 shall be limited in respect of the Omaha Muzak Franchise to the contractual rights of access and to information regarding the Omaha Muzak Franchise that Capstar or an Affiliate thereof has with Triathlon Broadcasting Company.

     4.9   Notification of Certain Events.  Each of the parties hereto shall use
           ------------------------------
its commercially reasonable efforts to notify the other parties hereto in writing of the occurrence of any event, change or condition that results in the breach of a representation or warranty or covenant of such party under this Agreement.

     4.10  Public Announcements.  Except for statements made or press releases
           --------------------
issued pursuant to the Securities Act or the Exchange Act, pursuant to any listing agreement with any national securities exchange or the National Association of Securities Dealers, Inc., or as otherwise required by law, Capstar and ACN Holdings shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the transactions contemplated hereby.

     4.11  Assistance.  If ACN Holdings requests, Capstar will cooperate, and
           ----------
will cause its accountants to cooperate, in all reasonable respects with any financing efforts of ACN Holdings or its Affiliates (including providing assistance in the preparation of one or more offering circulars, private placement memoranda, registration statements or other offering documents relating to debt and/or equity financing) and any other filings that may be made by ACN Holdings or its Affiliates with the Securities and Exchange Commission, all at the sole expense of ACN Holdings. Capstar shall furnish to its independent accountants (or, if requested by ACN Holdings, to ACN Holdings' independent public accountants), such customary management representation letters as its accountants may require of Capstar as a condition to its execution of any required accountants' consents necessary in connection with the delivery of any "comfort" letters requested by financing sources of ACN Holdings or its Affiliates and shall furnish to ACN Holdings all financial statements (audited and unaudited) and other information in the possession of Capstar or its representatives or agents as ACN Holdings shall reasonably determine are necessary or appropriate in connection with such financing. ACN Holdings will indemnify and hold harmless Capstar and its officers, directors, and controlling persons (except, with respect to Capstar or any of its officers, directors or controlling persons, in his or its capacity as a direct or indirect holder or owner of any equity securities of ACN Holdings (or any of its successors)) against any and all claims, losses, liabilities, damages, costs, or expenses (including reasonable attorneys' fees and expenses) that may arise out of or with respect to the financing efforts by ACN Holdings or its Affiliates, including any registration statement, prospectus, offering documents, and other filings related thereto; provided, however, that subject to the limitations and provisions of this Agreement, nothing herein shall prevent ACN Holdings from asserting any claim for breach of representation or warranty under this Agreement.

     4.12  MLP Merger Agreement.  Except for the amendment described on Schedule
           --------------------                                         --------
3.2(h) hereto, ACN Holdings and its Subsidiaries shall not amend the MLP Merger
------
Agreement in any
respect or (b) waive, in whole or in part, (i) the satisfaction of any conditions precedent to the consummation of the MLP Merger or (ii) the performance of any obligations required to be performed or complied with under the MLP Merger Agreement by the parties thereto, in each case, without the prior written consent of Capstar, which consent shall not be unreasonably withheld.

     4.13  Additional Agreements.  Subject to the terms and conditions of this
           ---------------------
Agreement, each of the parties hereto will use its commercially reasonable efforts to do, or cause to be taken all action and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

     4.14  Receivables.  If any party hereto (or any Affiliate thereof) at any
           -----------
time receives any funds or other property from any third party that are properly payable to the other party hereto (or any Affiliate thereof), the party receiving such funds or other property (or whose Affiliate has received such funds or other property) shall promptly remit such funds or other property to the person entitled to such funds or other property.

     4.15  Osborn Healthcare Division. If requested by Capstar, Capstar and ACN
           --------------------------
Holdings shall negotiate in good faith the terms of a sublease agreement of office space for the Osborn Healthcare Division of Capstar in the offices of the Atlanta Muzak Franchise located at 4754-B North Royal Atlanta Drive, Tucker, Georgia 30084, the terms of which shall be substantially similar to the terms of the Omaha Lease Agreement.

     4.16  SCA Lease Agreement. Prior to the First Closing, Capstar and ACN
           -------------------
Holdings shall negotiate in good faith the terms of Exhibits A and B to the SCA
                                                    ----------     -
Lease Agreement and such other modifications to the form of the SCA Lease Agreement attached as Exhibit D hereto as Capstar and ACN Holdings may mutually
                      ---------
agree.

                                   ARTICLE V

                              CLOSING CONDITIONS
                              ------------------

     5.1   Conditions to each Party's Obligations. The obligations of each party
           --------------------------------------
hereto to effect the Contribution and the other transactions contemplated hereby are subject to the satisfaction or waiver of the following conditions on or before the applicable Closing:

           (a) No Injunctions or Restraints.  No temporary restraining order,
               ----------------------------
     preliminary or permanent injunction, or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions contemplated under this Agreement at such Closing shall be in effect.

           (b)  No Action. No action shall have been taken nor any statute,
                ---------
     rule, or regulation shall have been enacted by any Governmental Entity that makes the consummation of the transactions contemplated under this Agreement at such Closing illegal.

          (c)  Proceedings or Investigations. No litigation or administrative
               -----------------------------
     proceeding or investigation (whether formal or informal) shall be pending or, to either party's knowledge, threatened which challenges the transactions contemplated hereby at such Closing.

          (d)  HSR Act. The waiting period (and any extension thereof)
               -------
     applicable to the Contribution under the HSR Act shall have been terminated or shall have otherwise expired.

          (e)  Governmental and Regulatory Consents. All required
               ------------------------------------
     authorizations, consents, orders, or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity necessary for the consummation of the transactions contemplated by this Agreement at such Closing, including, without limitation, the FCC Consents, shall have been filed, occurred, or been obtained and shall be final and nonappealable (except for the FCC Consents which shall have been granted and shall be effective) and in form and substance reasonably satisfactory.

     5.2  Conditions to Obligations of Capstar. The obligations of Capstar to
          ------------------------------------
effect the Contribution and the other transactions contemplated hereby are further subject to the satisfaction of the following conditions on or before the applicable Closing unless waived, in whole or in part, by Capstar:

          (a)  Representations and Warranties. The representations and
               ------------------------------
     warranties of ACN Holdings set forth in this Agreement shall be true and correct, in each case as of the date of this Agreement and as of the applicable Closing Date as though made on and as of the applicable Closing Date, except to the extent such representations and warranties are made as of a specified date, in which case the same shall continue on the applicable Closing Date to be true and correct as of the specified date, and except to the extent that the failure of such representations and warranties (without giving effect to any materiality standard contained in such representations and warranties) to be true and correct could not reasonably be expected to have a Material Adverse Effect on ACN Holdings and its Subsidiaries, taken as a whole, and Capstar shall have received a certificate of an officer of ACN Holdings to such effect.

          (b)  Performance of Obligations. ACN Holdings shall have performed and
               --------------------------
     complied in all material respects with all obligations required to be performed or complied with by ACN Holdings on or before the Closing Date, and Capstar shall have received a certificate of an officer of ACN Holdings to such effect.

          (c)  Senior Lender Consent. All necessary Consents under the Capstar
               ---------------------
     Credit Agreement in order to consummate the transactions contemplated by this Agreement at such Closing shall have been obtained.

          (d)  Triathlon Acquisition. In respect of Capstar's obligation to
               ---------------------
     transfer the Assets of the Omaha Muzak Franchise to ACN Holdings, whether at the First Closing or the Second Closing, the Triathlon Acquisition shall have been consummated.

          (e)  Legal Opinion. Capstar shall have received from Kirkland & Ellis,
               -------------
     counsel to ACN Holdings, an opinion in a form and substance reasonably acceptable to Capstar, dated the applicable Closing Date.

          (f)  Closing Deliveries. All documents, instruments, certificates or
               ------------------
     other items required to be delivered by ACN Holdings pursuant to Section 6.2(b), in the case of the First Closing, or Section 6.3(b), in the case of the Second Closing, shall have been delivered.

     5.3  Conditions to Obligation of ACN Holdings. The obligations of ACN
          ----------------------------------------
Holdings to effect the Contribution and the other transactions contemplated hereby are further subject to the satisfaction of the following conditions on or before the applicable Closing unless waived, in whole or in part, in writing by ACN Holdings:

          (a)  Representations and Warranties. The representations and
               ------------------------------
     warranties of Capstar set forth in this Agreement shall be true and correct, in each case as of the date of this Agreement and as of the applicable Closing Date as though made on and as of the applicable Closing Date, except to the extent such representations and warranties are made as of a specified date, in which case the same shall continue on the applicable Closing Date to be true and correct as of the specified date, and except to the extent that the failure of such representations and warranties (without giving effect to any materiality standard contained in such representations and warranties) to be true and correct could not reasonably be expected to have a Material Adverse Effect on the Contributed Franchises, and ACN Holdings shall have received a certificate of an officer of Capstar to such effect.

          (b)  Performance of Obligations. Capstar shall have performed and
               --------------------------
     complied in all material respects with all obligations required to be performed or complied with by Capstar on or before the Closing Date, and ACN Holdings shall have received a certificate of an officer of Capstar to such effect.

          (c)  Third Party Consents. ACN Holdings shall have been furnished with
               --------------------
     evidence reasonably satisfactory to it of the Consent of each person that is a party to an agreement or instrument identified in Schedule 2.1 or any
                                                            ------------
     other Assumed Contract which is required for the valid assignment of such agreement, instrument or Assumed Contract, as the case may be, at such Closing and such consent or approval shall be in form and substance reasonably satisfactory to ACN Holdings.

          (d)  Legal Opinion. ACN Holdings shall have received from Vinson &
               -------------
     Elkins L.L.P., counsel to Capstar, an opinion in a form and substance reasonably acceptable to ACN Holdings, dated the applicable Closing Date.

          (e)  Closing Deliveries. All documents, instruments, certificates or
               ------------------
     other items required to be delivered by Capstar pursuant to Section 6.2(a), in the case of the First Closing, or Section 6.3(a), in the case of the Second Closing, shall have been delivered.

                                   ARTICLE V

                                   CLOSINGS
                                   --------

     6.1  Closings. Subject to the satisfaction or waiver of the conditions set
          --------
forth in Article V, the closing of the Contribution may take place at two closings (each a "Closing"). The closing of the contribution of Assets pursuant
                  -------
to Section 2.1(a)(i) (the "First Closing") shall occur at the offices of
                           -------------
Kirkland & Ellis, 153 East 53rd Street, New York, New York 10022-4675, on the closing date of the MLP Acquisition and contemporaneously with the closing of the MLP Acquisition, or if the MLP Merger Agreement is terminated or is otherwise not consummated by April 30, 1999, at 9:00 a.m., New York time, on the second business day following any date on or after April 30, 1999 upon which each of the conditions to the obligations of the parties hereto to effect the transactions to occur at the First Closing have been satisfied or waived, unless, in either case, another date, time or place is agreed to in writing by the parties hereto (the "First Closing Date"). The closing of the contribution
                         ------------------
of Assets pursuant to Section 2.1(a)(ii), if any (the "Second Closing"), shall
                                                       --------------
occur at the offices of Kirkland & Ellis, at 9:00 a.m., New York time, on the second business day following any date on or after the First Closing Date upon which each of the conditions to the obligations of the parties hereto to effect the transactions to occur at the Second Closing have been satisfied or waived, unless another date, time or place is agreed to in writing by the parties hereto (the "Second Closing Date;" and any reference herein to "Closing Date" shall
      -------------------                                ------------
mean the First Closing Date or the Second Closing Date, as applicable). All proceedings to be taken and all documents to be executed and delivered by all parties hereto at the First Closing shall be deemed to have been taken, executed and delivered simultaneously, and all proceedings to be taken and all documents to be executed and delivered by all parties hereto at the Second Closing shall be deemed to have been taken, executed and delivered simultaneously, and, at each Closing, no proceedings shall be deemed taken nor any documents executed or delivered until all have been taken, executed and delivered.

     6.2  Actions to Occur at the First Closing.
          -------------------------------------

          (a) At the First Closing, Capstar shall deliver to ACN Holdings the following:

               (i)    Officer's Certificates. The certificates described in
                      ----------------------
     Sections 5.3(a) and 5.3(b);

               (ii)   Working Capital Adjustment. The amount, if any, payable by
                      --------------------------
     Capstar pursuant to Section 2.4(d), by wire transfer of immediately available funds to an account of ACN Holdings or at the direction of ACN Holdings;

               (iii)  LLC Agreement. A duly executed counterpart of the LLC
                      -------------
     Agreement or a written joinder to the LLC Agreement in substantially the form attached as Exhibit C to the LLC Agreement;

               (iv)   Securityholders Agreement. A duly executed counterpart of
                      -------------------------
     the Securityholders Agreement;

               (v)    Registration Rights Agreement. A duly executed counterpart
                      -----------------------------
     of the Registration Rights Agreement;

               (vi)   Transfer Documents. A duly executed counterpart of a Bill
                      ------------------
     of Sale and Assignment in substantially the form attached as Exhibit F hereto, together with such other assignments and other transfer documents as reasonably requested by ACN Holdings;

               (vii)  Assumption Agreement. A duly executed counterpart of an
                      --------------------
     Assumption Agreement in substantially the form attached as Exhibit G hereto;

               (viii) Third Party Consents. The original of each Consent
                      --------------------
     referred to in Section 5.3(c) insofar as it relates to the Assets being contributed at the First Closing;

               (ix)   Legal Opinion. The opinion of Vinson & Elkins L.L.P.
                      -------------
     referred to in Section 5.3(d);


               (x)    Release of Liens. Evidence reasonably satisfactory to ACN
                      ----------------
     Holdings of an agreement on the part of the applicable lienholder(s) to release all Liens other than Permitted Liens on the Assets of the Atlanta Muzak Franchise, the Ft. Myers Muzak Franchise and, if applicable, the Omaha Muzak Franchise (including all Liens on such Assets related to or arising out of the Capstar Credit Agreement), including UCC-3 termination statements to be filed in connection therewith;

               (xi) Licenses, Permits, Contracts, Business Records, Etc. To the
                    ---------------------------------------------------
     extent they are in the possession of Capstar, copies of all Licenses, Permits, Assumed Contracts, blueprints, schematics, working drawings, plans, projections, statistics, engineering records and all files and records used by Capstar in connection with the Contributed Franchises, the Assets of which are contributed at the First Closing, which copies shall be available at the First Closing or at the principal business offices of the Contributed Franchises;

               (xii)  Omaha Lease Agreement. If the Assets of the Omaha Muzak
                      ---------------------
     Franchise are contributed to ACN Holdings at the First Closing, a duly executed counterpart of the Omaha Lease Agreement;

               (xiii) SCA Lease Agreement. If the Assets of the Omaha Muzak
                      -------------------
     Franchise are contributed to ACN Holdings at the First Closing, a duly executed counterpart of one or more SCA Lease Agreements; and

               (xiv)  Other Documents, Instruments, Etc. Such other documents or
                      ---------------------------------
     instruments as ACN Holdings may reasonably request.

          (b) At the First Closing, ACN Holdings shall deliver to Capstar the following:

               (i)  Class A Units. A certificate or certificates representing
                    -------------
     the number of Class A Units described in Section 2.3(a);

               (ii)    Capstar's Expenses. An amount equal to Capstar's Expenses
                       ------------------
     incurred through the First Closing in connection with the transactions contemplated hereby for such First Closing as provided in Section 9.2 by wire transfer of immediately available funds to an account of Capstar or at the direction of Capstar, but only to the extent Capstar delivers a written list of the amount of such Capstar Expenses, in reasonable detail, to ACN Holdings at least two business days prior to the First Closing;

               (iii)   Working Capital Adjustment. The amount, if any, payable
                       --------------------------
     by ACN Holdings pursuant to Section 2.4(c), by wire transfer of immediately available funds to an account of Capstar or at the direction of Capstar;

               (iv)    Officer's Certificates. The certificates described in
                       ----------------------
     Sections 5.2(a) and 5.2(b);

               (v)     LLC Agreement. A counterpart of the LLC Agreement duly
                       -------------
     executed by all parties thereto other than Capstar or a written joinder to the LLC Agreement in substantially the form attached as Exhibit C to the LLC Agreement and an original duly executed LLC Agreement attached thereto;

               (vi)    Schedule B to LLC Agreement. Schedule B to the LLC
                       ---------------------------
     Agreement, which has been amended to reflect the issuance of Class A Units to Capstar at the First Closing and the issuance of the additional Common Units (as defined in the LLC Agreement) to MEM Holdings, LLC, Joseph Koff and David Unger as described in Schedule 3.2(d);
                                     ---------------

               (vii)   Securityholders Agreement. A counterpart of the
                       -------------------------
     Securityholders Agreement duly executed by all parties thereto other than Capstar;

               (viii)  Registration Rights Agreement. A counterpart of the
                       -----------------------------
     Registration Rights Agreement duly executed by all parties thereto other than Capstar that are required for such agreement to be a valid and binding obligation of ACN Holdings with respect to Capstar;

               (ix)    Transfer Documents. A duly executed counterpart of a Bill
                       ------------------
     of Sale and Assignment in substantially the form attached as Exhibit F
                                                                  ---------
     hereto;

               (x)     Assumption Agreement. A duly executed counterpart of an
                       --------------------
     Assumption Agreement in substantially the form attached as Exhibit G
                                                                ---------
     hereto;

               (xi)    Legal Opinion. The opinion of Kirkland & Ellis referred
                       -------------
     to in Section 5.2(d);

               (xii)   Bridge Loan Conversion. Evidence reasonably satisfactory
                       ----------------------
     to Capstar of the Bridge Loan Conversion referred to in Section 4.5;

               (xiii)  Omaha Lease Agreement. If the Assets of the Omaha Muzak
                       ---------------------
     Franchise are contributed to ACN Holdings at the First Closing, a duly executed counterpart by the successor entity of the MLP Merger of the Omaha Lease Agreement;

               (xiv)   SCA Lease Agreement. If the Assets of the Omaha Muzak
                       -------------------
     Franchise are contributed to ACN Holdings at the First Closing, a duly executed counterpart by the successor entity of the MLP Merger of one or more SCA Lease Agreements; and

               (xv)    Other Documents, Instruments, Etc. Such other documents
                       ---------------------------------
     or instruments as Capstar may reasonably request.

     6.3  Actions to Occur at the Second Closing.
          --------------------------------------

          (a) At the Second Closing, Capstar shall deliver to ACN Holdings the following:

               (i)    Working Capital Adjustment. The amount, if any, payable by
                      --------------------------
     Capstar pursuant to Section 2.4(e), by wire transfer of immediately available funds to an account of ACN Holdings or at the direction of ACN Holdings;

               (ii)   Officer's Certificates. The certificates described in
                      ----------------------
     Sections 5.3(a) and 5.3(b) ;

               (iii)  Transfer Documents. A duly executed counterpart of a Bill
                      ------------------
     of Sale and Assignment in substantially the form attached as Exhibit H hereto, together with such any other assignments and other transfer documents as reasonably requested by ACN Holdings;

               (iv)   Assumption Agreement. A duly executed counterpart of an
                      --------------------
     Assumption Agreement in substantially the form attached as Exhibit I
                                                                ---------
     hereto;

               (v)    Third Party Consents. The original of each Consent
                      --------------------
     referred to in Section 5.3(c) insofar as it relates to the Assets being contributed at the Second Closing;

               (vi)   Legal Opinion. The opinion of Vinson & Elkins L.L.P.
                      -------------
     referred to in Section 5.3(d);

               (vii)  Release of Liens. Evidence reasonably satisfactory to ACN
                      ----------------
     Holdings of an agreement on the part of the applicable lienholder(s) to release all Liens other than Permitted Liens on the Assets of the Omaha Muzak Franchise (including all Liens on such Assets related to or arising out of the Capstar Credit Agreement), including, without limitation, UCC-3 termination statements to be filed in connection therewith;

               (viii) Licenses, Permits, Contracts, Business Records, Etc. To
                      ---------------------------------------------------
     the extent they are in the possession of Capstar, copies of all Licenses, Permits, Assumed Contracts, blueprints, schematics, working drawings, plans, projections, statistics, engineering records and all files and records used by Capstar in connection with the Contributed Franchises, the Assets of which are contributed at the Second Closing, which copies shall be available at the Second Closing or at the principal business offices of the Contributed Franchises; and

               (ix)   Omaha Lease Agreement. A duly executed counterpart of the
                      ---------------------
     Omaha Lease Agreement;

               (x)    SCA Lease Agreement. A duly executed counterpart of one or
                      -------------------
     more SCA Lease Agreements; and

               (xi)   Other Documents, Instruments, Etc. Such other documents or
                      ---------------------------------
     instruments as ACN Holdings may reasonably request.

          (b) At the Second Closing, ACN Holdings shall deliver to Capstar the following:

               (i)    Class A Units. A certificate or certificates representing
                      -------------
     the number of Class A Units described in Section 2.3(b);

               (ii)   Working Capital Adjustment. The amount, if any, payable by
                      --------------------------
     ACN Holdings pursuant to Section 2.4(e), by wire transfer of immediately available funds to an account of Capstar or at the direction of Capstar;

               (iii)   Capstar's Expenses. An amount equal to Capstar's Expenses
                       ------------------
     incurred from the First Closing through the Second Closing in connection with the transactions contemplated hereby as provided in Section 9.2 by wire transfer of immediately available funds to an account of Capstar or at the direction of Capstar, but only to the extent Capstar delivers a written list of the amount of such Capstar Expenses, in reasonable detail, to ACN Holdings at least two business days prior to the Second Closing.

               (iv)   Officer's Certificates. The certificates described in
                      ----------------------
     Sections 5.2(a) and 5.2(b);

               (v)    Schedule B to LLC Agreement. Schedule B to the LLC
                      ---------------------------
     Agreement, which has been amended to reflect the issuance of Class A Units to Capstar at the Second Closing;

               (vi)   Transfer Documents. A duly executed counterpart of a Bill
                      ------------------
     of SAle and Assignment in substantially the form attached as Exhibit H hereto;

               (vii)  Assumption Agreement. A duly executed counterpart of an
                      --------------------
     Assumption Agreement in substantially the form attached as Exhibit I hereto;

               (viii) Legal Opinion. The opinion of Kirkland & Ellis referred to
                      -------------
     in Section 5.2(d);

               (ix) Omaha Lease Agreement. A duly executed counterpart by the
                    ---------------------
     successor entity of the MLP Merger of the Omaha Lease Agreement;

               (x)  SCA Lease Agreement. A duly executed counterpart by the
                    -------------------
     successor entity of the MLP Merger of one or more SCA Lease Agreements; and

               (xi) Other Documents, Instruments, Etc.  Such other documents or
                    ---------------------------------
     instruments as Capstar may reasonably request.


                                  ARTICLE VII

                                  TERMINATION
                                  -----------

     7.1  Termination. This Agreement may be terminated prior to either Closing:
          -----------

          (a)  by mutual consent of Capstar and ACN Holdings;

          (b)  by either Capstar or ACN Holdings;

               (i) in the event of a breach by the other party of any representation, warranty, covenant or other agreement contained in this Agreement which (A) would give rise to the failure of a condition set forth in Sections 5.2(a) and 5.2(b) or Sections 5.3(a) and 5.3(b), as applicable, and (B) cannot be or has not been cured within 20 days (the "Cure Period")
                                                                  -----------
     following receipt by the breaching party of written notice of such breach;

               (ii) if a court of competent jurisdiction or other Governmental Entity shall have issued an order, decree, or ruling or taken any other action (which order, decree or ruling the parties hereto shall use their best efforts to lift), in each case permanently restraining, enjoining, or otherwise prohibiting the transactions contemplated by this Agreement and the other Transaction Documents, and such order, decree, ruling, or other action shall have become final and nonappealable; or

               (iii) if the First Closing shall not have occurred by the later of (A) June 30, 1999 or (B) the date to which the First Closing is extended pursuant to Section 6.1; provided, however, that the right to terminate this Agreement under this clause (iii) shall not be available to any party whose breach of this Agreement has been the cause of, or resulted in, the failure of the First Closing to occur on or before such date; or

               (iv) if the Second Closing shall not have occurred by the later of (A) July 31, 1999 or (B) the date to which the Second Closing is extended pursuant to Section 6.1; provided, however, that the right to terminate this Agreement under this clause (iv) shall not be available to any party whose breach of this Agreement has been the cause of, or resulted in, the failure of the Second Closing to occur on or before such date; or

     The right of any party hereto to terminate this Agreement pursuant to this
Section 7.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any person controlling any such party or any of their respective officers, directors, employees, accountants, consultants, legal counsel, agents, or other representatives whether prior to or after the execution of this Agreement. Notwithstanding anything in the foregoing to the contrary, no party that is in material breach of this Agreement shall be entitled to terminate this Agreement except with the consent of the other party.

     7.2  Effect of Termination. In the event of a termination of this Agreement
          ---------------------
by either Capstar or ACN Holdings as provided in Section 7.1, this Agreement (except for the provisions of this Section 7.2, which shall survive termination) shall forthwith become null and void. Subject to the provisions of Section 9.2, in the event of a termination of this Agreement by either Capstar or ACN Holdings as provided in Section 7.1, there shall be no liability on the part of Capstar or ACN Holdings, except for any liability arising out of a breach of, or misrepresentation under, this Agreement which occurs prior to the termination of this Agreement. A termination of this Agreement after the First Closing shall only be effective as to the transactions to occur hereunder at the Second Closing and the provisions relating thereto and all other provisions of this Agreement shall survive any such termination.


                                 ARTICLE VIII

                                INDEMNIFICATION
                                ---------------

     8.1  Indemnification of ACN Holdings.  Subject to the provisions of this
          -------------------------------
Article VIII, from and after the First Closing Date, Capstar agrees to indemnify and hold harmless the ACN Indemnified Parties from and against any and all ACN Indemnified Costs.

     8.2  Indemnification of Capstar. Subject to the provisions of this Article
          --------------------------
VIII, from and after the First Closing Date, ACN Holdings agrees to indemnify and hold harmless the Capstar Indemnified Parties from and against any and all Capstar Indemnified Costs.

     8.3  Defense of Third-Party Claims. An Indemnified Party shall give prompt
          -----------------------------
written notice to any person who is obligated to provide indemnification hereunder (an "Indemnifying Party") of the commencement or assertion of any
               ------------------
action, proceeding, demand, or claim by a third party (collectively, a "third-
                                                                        -----
party action") in respect of which such Indemnified Party shall seek
------------
indemnification hereunder. Any failure so to notify an Indemnifying Party shall not relieve such Indemnifying Party from any liability that it, he, or she may have to such Indemnified Party under this Article VIII except to the extent that the failure to give such notice materially and adversely prejudices such Indemnifying Party. The Indemnifying Party shall have the right to assume control of the defense of, settle, or otherwise dispose of such third-party action on such terms as it deems appropriate; provided, however, that:

          (a) The Indemnified Party shall be entitled, at its own expense, to participate in the defense of such third-party action (provided, however, that the Indemnifying Party shall pay the attorneys' fees of the Indemnified Party if (i) the employment of separate counsel shall have been authorized in writing by any such Indemnifying Party in connection with the defense of such third-party action, (ii) the Indemnifying Parties shall not have employed counsel reasonably satisfactory to the Indemnified Party to have charge of such third-party action, (iii) counsel to the Indemnified Party shall have reasonably concluded that there may be defenses available to the Indemnified Party that are different from or additional to those available to the Indemnifying Party or (iv) counsel to the Indemnified Party shall have advised the Indemnified Party in writing, with a copy delivered to the Indemnifying Party, that there is a conflict of interest that could make it inappropriate under applicable standards of professional conduct to have common counsel);

          (b) The Indemnifying Party shall obtain the prior written approval of the Indemnified Party before entering into or making any settlement, compromise, admission, or acknowledgment of the validity of such third-party action or any liability in respect thereof if, pursuant to or as a result of such settlement, compromise, admission, or acknowledgment, injunctive or other equitable relief would be imposed against the Indemnified Party or if, in the opinion of the Indemnified Party, such settlement, compromise, admission, or acknowledgment could have a material adverse effect on its business;

          (c) No Indemnifying Party shall consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by each claimant or plaintiff to each Indemnified Party of a release from all liability in respect of such third-party action; and

          (d) The Indemnifying Party shall not be entitled to control (but shall be entitled to participate at its own expense in the defense of), and the Indemnified Party shall be entitled to have sole control over, the defense or settlement, compromise, admission, or acknowledgment of any third-party action as to which the Indemnifying Party fails to assume the defense within a reasonable length of time; or to the extent the third-party action seeks an order, injunction, or other equitable relief against the Indemnified Party which, if successful, would materially adversely affect the business, operations, assets, or financial condition of the Indemnified Party; provided, however, that the Indemnified Party shall make no settlement, compromise, admission, or acknowledgment that would give rise to liability on the part of any Indemnifying Party without the prior written consent of such Indemnifying Party.

The parties hereto shall extend reasonable cooperation in connection with the defense of any third-party action pursuant to this Article VIII and, in connection therewith, shall furnish such records, information, and testimony and attend such conferences, discovery proceedings, hearings, trials, and appeals as may be reasonably requested.

       8.4   Direct Claims.  In any case in which an Indemnified Party seeks
             -------------
indemnification hereunder which is not subject to Section 8.3 because no third-party action is involved, the Indemnified Party shall notify the Indemnifying Party in writing of any Indemnified Costs which such Indemnified Party claims are subject to indemnification under the terms hereof. The failure of the Indemnified Party to exercise promptness in such notification shall not amount to a waiver of such claim except to the extent that the resulting delay materially prejudices the position of the Indemnifying Party with respect to such claim.

     8.5  Limitation on Indemnification. Notwithstanding anything to the
          -----------------------------
contrary contained herein, in no event shall the ACN Indemnified Parties be entitled to recover any ACN Indemnified Costs pursuant to the breach by Capstar of representations and warranties under this Agreement in excess of the value of the consideration received by Capstar, which for purposes of this Agreement shall equal the product of the number of Class A Units received by Capstar multiplied by $1,000.


                                  ARTICLE IX

                                 MISCELLANEOUS
                                 -------------

     9.1  Survival of Representations and Warranties. Regardless of any
          ------------------------------------------
investigation at any time made by or on behalf of any party hereto or of any information any party may have in respect thereof, each of the representations and warranties made hereunder or pursuant hereto or in connection with the transactions contemplated hereby shall survive the applicable Closing. Except as otherwise provided in the next two sentences, the representations and warranties set forth in this Agreement shall terminate on the second anniversary of the later to occur of the First Closing and the Second Closing, except that this time limitation shall not apply to any claims for fraud pursuant to Section 9.15 or claims for breaches of the representations and warranties contained in Sections 3.1(a), 3.1(b), 3.2(a), 3.2(b), 3.2(d) and 3.2(k), which representations and warranties shall survive until the expiration of the applicable statute of limitations. Following the date of termination of a representation or warranty, no claim can be brought with respect to a breach of such representation or warranty, but such termination shall not affect any claim for a breach of a representation or warranty that was asserted before the date of termination. To the extent that such are performable after the applicable Closing, each of the covenants and agreements contained in each of the Transaction Documents shall survive such Closing indefinitely.

     9.2  Fees and Expenses. At or after each Closing, ACN Holdings shall pay
          -----------------
to, or at the direction of, Capstar an amount equal to all reasonable out-of-pocket fees, costs and expenses incurred by Capstar in connection with the transactions contemplated hereby for such Closing, including fees, costs and expenses of its accountants and financial and legal advisors and counsel and fees paid to any Governmental Entity (collectively, "Capstar's Expenses"). If
                                                     ------------------
this Agreement is terminated, except as otherwise expressly provided in this Agreement or as provided by law, all costs and expenses incurred by Capstar in connection with the transactions contemplated in this Agreement or in the other related documents shall be borne solely and entirely by Capstar. Except as otherwise expressly provided in this Agreement or as provided by law, all costs and expenses incurred by ACN Holdings in connection with the transactions contemplated in this Agreement or in the other related documents shall be borne solely and entirely by ACN Holdings. In the event of a dispute between the parties in connection with this Agreement and the transactions contemplated hereby, each of the parties hereto agrees that the prevailing party shall be entitled to reimbursement by the other party of reasonable legal fees and expenses incurred in connection with any action or proceeding.

     9.3  Assignment; Amendment. Neither this Agreement nor any of the rights,
          ---------------------
interests or obligations hereunder shall be assigned, whether by operation of law or otherwise without the prior written consent of the other party hereto. In the event of such an assignment, the provisions of this Agreement shall inure to the benefit of and be binding on the assigns of the assignor. No amendment, waiver of compliance with any provision or condition hereof or consent pursuant to this Agreement shall be effective unless evidenced by an instrument in writing signed by the party against whom enforcement of any waiver, amendment or consent is sought.

     9.4  Waiver of Compliance. Any failure of Capstar on the one hand, or ACN
          --------------------
Holdings, on the other hand, to comply with any obligation, covenant, agreement, or condition contained herein may be waived only if set forth in an instrument in writing signed by the party to be bound thereby, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any other failure.

     9.5  Specific Performance.  The parties recognize that, in the event any
          --------------------
party should refuse to perform under the provisions of this Agreement, monetary damages alone will not be adequate. Each party shall therefore be entitled, in addition to any other remedies which may be available, including money damages, to obtain specific performance of the terms of this Agreement. In the event of any action to enforce this Agreement specifically, each party hereby waives the defense that there is an adequate remedy at law.

     9.6  Parties in Interest. This Agreement shall be binding upon and, except
          -------------------
as provided below, inure solely to the benefit of each party hereto and their successors and assigns, and nothing in this Agreement, except as set forth below, express or implied, is intended to confer upon any other person (other than the Indemnified Parties as provided in Article VIII) any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     9.7  Notices. All notices and other communications hereunder shall be in
          -------
writing and shall be deemed given if delivered personally, telecopied or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

               (a)  If to Capstar, to:

                    Capstar Broadcasting Corporation
                    600 Congress, Suite 1400
                    Austin, Texas 78701
                    Attention:  William S. Banowsky, Jr.
                    Facsimile: (512) 340-7890

                    with a copy to:

                    Vinson & Elkins L.L.P.
                    3700 Trammell Crow Center
                    2001 Ross Avenue
                    Dallas, Texas  75201
                    Attn:   A. Winston Oxley
                    Facsimile:  (214) 999-7891

               (b)  If to ACN Holdings, to:

                    ACN Holdings, LLC
                    c/o ABRY Partners, Inc.
                    18 Newbury Street
                    Boston, MA 02116
                    Attention:   Royce Yudkoff
                                 Peni Garber
                    Facsimile: (617) 859-8797

                    with a copy to:

                    Kirkland & Ellis
                    153 East 53rd Street
                    New York, New York 10022
                    Attention:   John L. Kuehn
                                 W. Brian Raftery
                    Facsimile: (212) 446-4900

     9.8  Entire Agreement. This Agreement (which term shall be deemed to
          ----------------
include the other certificates, documents and instruments delivered hereunder) constitutes the entire agreement of the parties hereto and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. There are no representations or warranties, agreements, or covenants other than those expressly set forth in this Agreement.

     9.9  Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN
          -------------
ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (WITHOUT REFERENCE TO ITS RULES AS TO CONFLICTS OF LAW).

     9.10  Interpretation. All references in this Agreement to Articles,
           --------------
Sections, subsections, and other subdivisions refer to the corresponding Articles, Sections, subsections, and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any Articles, Sections, subsections or other subdivision of this Agreement are for convenience only, do not constitute any part of such Articles, Sections, subsections, or other subdivisions, and shall be disregarded in construing the language contained therein. The words "this Agreement," "herein," "hereby," "hereunder," and "hereof," and words of similar import, refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The word "including" (in its various forms) means "including without limitation." Pronouns in masculine, feminine, or neuter genders shall be construed to state and include any other gender and words, terms, and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise expressly requires. Unless the context otherwise requires, all defined terms contained herein shall include the singular and plural and the conjunctive and disjunctive forms of such defined terms. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     9.11  Counterparts. This Agreement may be executed and delivered (including
           ------------
by facsimile transmission) in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     9.12  Further Assurances. From time to time following either Closing, the
           ------------------
parties hereto shall execute and deliver such other instruments of assignment, transfer and delivery and shall take such other actions as the other reasonably may request in order to consummate, complete and carry out the transactions contemplated by this Agreement.

     9.13  Severability.  If any term or other provision of this Agreement is
           ------------
determined by a court of competent jurisdiction to be invalid, illegal, or incapable of being enforced by any rule of applicable law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated herein are consummated as originally contemplated to the fullest extent possible.

     9.14  No Liability. The parties hereto agree that no stockholder, director
           ------------
or officer of Capstar or ACN Holdings or their respective Affiliates (other than Capstar or ACN Holdings) shall have any personal or individual liability for the obligations of Capstar or ACN Holdings under this Agreement or any other agreement entered into in connection with this Agreement other than as an assignee of this Agreement.

     9.15  No Waiver Relating to Claims for Fraud. The liability of any party
           --------------------------------------
under Article VIII shall be in addition to, and not exclusive of any other liability that such party may have at law or equity based on such party's fraudulent acts or omissions. None of the provisions set forth in this Agreement shall be deemed a waiver by any party to this Agreement of any right or remedy which such party may have at law or equity based on any other party's fraudulent acts or omissions, nor shall any such provisions limit, or be deemed to limit, the amounts of recovery sought or awarded in any such claim for fraud, the time period during which a claim for fraud may be brought, or the recourse which any such party may seek against another party with respect to a claim for fraud; provided, that with respect to such rights and remedies at law or equity, the parties further acknowledge and agree that none of the provisions of this
Section 9.15, nor any reference to this Section 9.15 throughout this Agreement, shall be deemed a waiver of any defenses which may be available in respect of actions or claims for fraud, including but not limited to, defenses of statutes of limitations or limitations of damages.

                 [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, ACN Holdings and Capstar have each caused this Agreement to be executed on their behalf by a duly authorized officer effective as of the date first written above.

                              CAPSTAR:

                              CAPSTAR BROADCASTING CORPORATION



                              By: /s/ William S. Banowsky, Jr.
                                 ----------------------------------
                              Name: William S. Banowsky
                                   --------------------------------
                              Title: Executive Vice President
                                    -------------------------------

                              ACN HOLDINGS:

                              ACN HOLDINGS, LLC



                              By: _________________________________
                              Name: _______________________________
                              Title: ______________________________

     IN WITNESS WHEREOF, ACN Holdings and Capstar have each caused this Agreement to be executed on their behalf by a duly authorized officer effective as of the date first written above.

                              CAPSTAR:

                              CAPSTAR BROADCASTING CORPORATION



                              By:__________________________________
                              Name:________________________________
                              Title:_______________________________

                              ACN HOLDINGS:

                              ACN HOLDINGS, LLC



                              By: /s/ Royce Yudkoff
                                 ----------------------------------
                              Name: Royce Yudkoff
                                   --------------------------------
                              Title: Executive Vice President
                                    -------------------------------